                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made this 16th day of September, 1995, by and among BancFirst, Oklahoma City, Oklahoma, an Oklahoma banking corporation ("BancFirst") and City Bankshares, Inc., an Oklahoma corporation ("CBI")


                              W I T N E S S E T H:

     WHEREAS, CBI is a registered bank holding company owning 100% of the issued and outstanding shares of capital stock of City Bank & Trust, Oklahoma City, Oklahoma, an Oklahoma banking corporation ("City Bank"); and

     WHEREAS, BancFirst is an Oklahoma banking corporation; and

     WHEREAS, the boards of directors of BancFirst and CBI deem it advisable and to the mutual benefit of BancFirst, CBI, and their respective shareholders, that BancFirst and CBI participate in a share acquisition in accordance with Section 1090.1 of the Oklahoma General Corporation Act, whereby BancFirst will acquire all of the issued and outstanding stock of CBI (the "Acquisition") in accordance with the terms of this Agreement, and CBI will become a wholly-owned subsidiary of BancFirst;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and other good and valuable consideration, CBI and BancFirst agree as follows:



1. ACQUISITION OF CBI BY BANCFIRST. BancFirst will acquire all of the issued and outstanding shares of common stock of CBI (the "CBI Common Stock") as follows:

     (a) CONVERSION OF CBI COMMON STOCK. Pursuant to the provisions of Section 1090.1 of the Oklahoma General Corporation Act and the terms of this Agreement, each share of CBI Common Stock (other than Dissenting Shares, as such term is defined in Section 1(b) hereof) which is outstanding immediately prior to the Effective Time (as defined in Section 1(j) hereof) shall, by virtue of the Acquisition and without any further action, be converted at the Effective Time into the right of the holder thereof to receive an amount of cash equal to the Acquisition Price Per Share (as determined in accordance with Section 2 (b) hereof).

     (b) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of CBI Common Stock which are outstanding immediately prior to the Effective Time and which are held by shareholders who shall not have voted such shares in favor of the Acquisition and who shall have delivered to BancFirst a written demand for appraisal of such shares in the manner provided in Section 1091 of the Oklahoma General Corporation Act (the "Dissenting Shares") shall not be converted into the consideration provided under Section 1(a) hereof, but, instead, the holders thereof shall be entitled to payment of the appraised value of such shares in accordance with the provisions of the Oklahoma General Corporation Act; provided, however, in the event a holder fails to perfect, withdraws, or otherwise loses his right to appraisal and payment for his shares of CBI Common Stock pursuant to the applicable provisions of the Oklahoma General Corporation Act, each dissenting share held by such holder shall be converted into and represent only the right to receive the same consideration determined in accordance with Section 1(a) hereof upon surrender of the certificate or certificates representing Dissenting Shares.

     (c) EFFECT OF ACQUISITION. At the Effective Time, BancFirst shall become the owner of all of the CBI Common Stock, which shall be reissued to BancFirst as shareholder, and CBI shall become a wholly-owned subsidiary of BancFirst, by operation of law and without any further action on the part of CBI or BancFirst, or any of their respective shareholders. The shareholders of CBI shall have no further rights in such shares, which shall be automatically converted in the hands of the former shareholders into the right to receive the consideration set forth herein.

     (d) CERTIFICATES OF INCORPORATION. The Certificate of Incorporation of BancFirst and the Certificate of Incorporation of CBI, as previously amended and in effect immediately prior to the Effective Time, shall remain in effect immediately thereafter, unless and until amended as provided by applicable law and such Certificates of Incorporation.

     (e)  BYLAWS.   The respective Bylaws of BancFirst and CBI, as in effect
     immediately prior to the Effective Time, shall remain in effect immediately thereafter, unless and until amended or repealed as provided by the respective Bylaws, Certificates of Incorporation, and applicable law.

     (f) DIRECTORS AND OFFICERS. The directors and officers of BancFirst immediately prior to the Effective Time shall remain as the directors and officers of BancFirst. The directors and officers of CBI immediately prior to the Effective Time shall remain as the directors and officers of CBI immediately following the Effective Time.

     (g) MERGER OF CBI INTO BANCFIRST. It is anticipated that promptly following the Effective Time, and subject to obtaining all required regulatory and shareholder approvals, CBI will be merged with and into BancFirst in accordance with the terms of an Agreement and Plan of Reorganization and Merger substantially in the form attached hereto as Exhibit B (the "CBI Merger Agreement"). Such merger is referred to in this Agreement as the "CBI Merger."

     (h)  MERGER OF CITY BANK INTO BANCFIRST.     It is anticipated that
     promptly following the effective time of the CBI Merger, City Bank will be merged with and into BancFirst in accordance with an Agreement and Plan of Reorganization and Merger substantially in the form attached hereto as Exhibit C (the "Bank Merger Agreement"). Such merger is referred to in this Agreement as the "Bank Merger."

     (i)  SURRENDER OF CERTIFICATES.    BancFirst shall act as the exchange
     agent (the "Exchange Agent") to effect the exchange of CBI Common Stock for the consideration described in Section 2 hereof. Each holder of a stock certificate or certificates representing outstanding shares of CBI Common Stock being converted in the Acquisition at the Effective Time (i.e., excluding any Dissenting Shares) who has not otherwise presented his stock certificate(s) for payment at the Closing in accordance with Sections 3.2 and 3.3 below, shall, as soon after the Effective Time as possible, surrender such certificate or certificates to the Exchange Agent for cancellation (or, if such certificate or certificates shall have been lost or destroyed, shall deliver to the Exchange Agent an affidavit to such effect and, if reasonably requested by the Exchange Agent, shall deliver a bond in form and amount satisfactory to the Exchange Agent), and each such holder shall be entitled upon such surrender and cancellation (or upon such delivery) to receive from BancFirst in exchange therefor an official check for the amount of consideration required by Section 2.

     (j)  EFFECTIVE TIME.     The Acquisition shall become effective on the date
     of filing the Certificate of Acquisition in substantially the form attached hereto as Exhibit A with the Oklahoma Secretary of State in accordance with the provisions of the Oklahoma General Corporation Act, and at the time when the Certificate of Acquisition is filed; provided, if a different effective time is stated in such Certificate, the effective time which is so specified shall instead be applicable. The date and time when the Acquisition shall become effective is herein referred to as the "Effective Time."

2. CONSIDERATION. The consideration for the Acquisition of the CBI Common Stock (other than Dissenting Shares) shall be as follows:

     (a) BancFirst shall pay each of the CBI shareholders (other than holders of Dissenting Shares) an amount equal to the Acquisition Price Per Share (as defined below), multiplied by the number of shares of CBI Common Stock which each such person holds immediately prior to the Acquisition.

     (b) The "Acquisition Price Per Share" for each of the shares of CBI Common Stock shall be determined by dividing $19,125,000 (the total price for 100% of the CBI Common Stock) by the total number of shares of CBI Common Stock which are issued and outstanding at the Effective Time. (If all outstanding options to acquire CBI Common Stock are exercised before the Effective Time, the total number of shares outstanding would be 1,062,500 and the price per share would be $18.00.)


3. CLOSING. The following steps shall be carried out in order to accomplish the closing of the Acquisition:

     3.1 CLOSING DATE. The closing of the Acquisition, which shall include the simultaneous filing of the Certificate of Acquisition with the Oklahoma Secretary of State as contemplated by Section 1(j) hereof (the "Closing"), will be held in the offices of BancFirst, 101 N. Broadway, Oklahoma City, Oklahoma, on a date (the "Closing Date") and at a time determined by BancFirst and CBI, which (subject to and in coordination with available dates for Electronic Data Systems Corporation to perform a data processing conversion of City Bank's customer accounts to BancFirst's system) shall be not later than the last day of the month in which the last of the conditions listed in Sections 9 and 10 is eliminated or waived, or on such other date as shall be mutually agreed by BancFirst and by CBI, but in any event not later than the last to occur of (i) March 31, 1996 or (ii) such later date (not later than May 31, 1996) to which one or both of the respective boards of directors of BancFirst and CBI, acting on or before March 31, 1996, have extended the deadline in accordance with the provisions of the following paragraph (the "Termination Date")

          The Termination Date may be established as a date subsequent to March 31, 1996, but not later than May 31, 1996, as follows:

               (a) By mutual agreement of the boards of directors of BancFirst and CBI acting prior to April 1, 1996; or

               (b) By the board of directors of BancFirst, acting alone and prior to April 1, 1996, and upon notice given to CBI, if it appears that any of the grounds for termination by BancFirst set out in Sections 9.2, 9.4 and 9.5 exists or will exist at March 31, 1996, and BancFirst in good faith believes that the extension of time would reasonably result in, or permit, the cure of CBI's default or noncompliance; or

               (c) By the board of directors of CBI, acting alone and prior to April 1, 1996, and upon notice given to BancFirst, if it appears that any of the grounds for termination by CBI set out in Sections 10.1, 10.2 and 10.3 exists or will exist at March 31, 1996, and CBI in good faith believes that the extension of time would reasonably result in, or permit, the cure of BancFirst's default or noncompliance.


          The effective time of the Closing for accounting purposes shall be as of BancFirst's opening of business on the Closing Date.

     3.2  PRE-CLOSING.   Not later than the last business day prior to the
          Closing Date, the parties shall hold a pre- closing conference (the "Pre-Closing") at which time all documents to be delivered at the Closing shall be executed (dated as of the Closing Date) and all requirements to be satisfied on or before the Closing Date shall be reviewed by the parties' respective attorneys. If it is determined that no matters remain unperformed other than the actual completion of the Closing, the following items shall be delivered in escrow to the parties' attorneys jointly until the Closing Date:

               a) BY REPRESENTATIVES OF HOLDERS OF CBI COMMON STOCK WHO DESIRE TO RECEIVE PAYMENT AT THE CLOSING: stock certificates representing said holders' shares of CBI Common Stock, duly endorsed and with signature guarantees;

               b) BY BANCFIRST: a certificate of BancFirst's President, dated as of the Closing Date, certifying that (i) the representations and warranties of BancFirst contained in Section 5 hereof are true and correct as of the Closing Date, and (ii) each and every covenant and agreement to be performed by BancFirst on or prior to the Closing Date has been performed in all material respects by BancFirst;

               c) BY CBI: a certificate of CBI's President, dated as of the Closing Date, certifying that (i) the representations and warranties of CBI contained in Section 4 hereof are true and correct as of the Closing Date, and (ii) each and every covenant and agreement to be performed by CBI or City Bank on or prior to the Closing Date has been performed in all material respects by CBI or City Bank, as applicable; and

               d) BY BANCFIRST AND CBI RESPECTIVELY: an executed copy of all such other documents as shall be necessary in order to carry out the transaction contemplated by this Agreement.

     3.3  DELIVERIES OF CERTIFICATES AND DOCUMENTS.    At the Closing, each of
          the certificates and other documents referred to in Section 3.2, subparts (b), (c), and (d), shall be delivered to the party for whose benefit or use such document was prepared.

     3.4 DELIVERIES TO BANCFIRST AND TO SHAREHOLDERS. At the Closing, simultaneously with the delivery to BancFirst of the duly endorsed stock certificates which were delivered into escrow at the Pre-Closing, BancFirst will deliver to representatives of the holders of the CBI Common Stock represented by such certificates official checks made out to said holders individually in the respective amounts to which each of them would be entitled pursuant to Section 2 hereof.

     3.5  ATTORNEYS' FEES AND OTHER CLOSING COSTS.     Each party will bear his
          or its own costs and expenses of negotiating this Agreement and performing the acts required of such party under this Agreement. To the extent reasonably possible, any such legal fees payable by CBI shall be paid or accrued before determining that CBI's $13,000,000 minimum capital requirement as stated in Sections 8.11 and 9.2 has been met.


4. REPRESENTATIONS AND WARRANTIES OF CBI. To induce BancFirst to enter into this Agreement and to consummate the Acquisition, CBI represents and warrants to BancFirst that the following matters are true and correct on the date of this Agreement and will be true and correct on the Closing Date:

     4.1 REGISTRATION, DUE ORGANIZATION AND CORPORATE AUTHORITY OF CBI. CBI is a registered bank holding company, duly organized, validly existing and in good standing under the laws of the State of Oklahoma. CBI has the corporate power to own its properties and carry on its business as now being owned and conducted.

     4.2 DUE ORGANIZATION AND CORPORATE AUTHORITY OF CITY BANK. City Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. City Bank has the corporate power and all necessary regulatory authorization to own its properties and carry on its business as and where now being conducted.

     4.3 BOARD OF DIRECTORS' AND SHAREHOLDERS' APPROVAL. The board of directors of CBI has approved this Agreement, and will recommend to the shareholders of CBI that they vote in favor of approving this Agreement at a special shareholders' meeting to be called by the board of directors of CBI for the purpose. The board of directors of CBI has also approved the CBI Merger Agreement, and the board of directors of City Bank has approved the Bank Merger Agreement. Duly authorized officers of CBI and City Bank, respectively, shall execute and deliver to BancFirst the CBI Merger Agreement and the Bank Merger Agreement simultaneously with the execution of this Agreement.

     4.4 CAPACITY; NO CONFLICT. CBI has full authority and power to enter into and perform this Agreement in accordance with its terms. The execution of this Agreement will not conflict with CBI's Certificate of Incorporation, Bylaws, or any agreement to which CBI is a party or by which CBI may be bound.

     4.5 BINDING EFFECT. This Agreement, and all documents and instruments contemplated hereunder, when duly executed and delivered, will constitute legal, valid, and binding obligations of CBI, enforceable in accordance with their respective terms (subject in the case of enforceability to (a) applicable bankruptcy, reorganization, moratorium, and similar laws relating to or affecting the enforcement of creditors' rights generally, and (b) general principles of equity).

     4.6 COOPERATION WITH BANCFIRST. CBI will cooperate with BancFirst, to assist BancFirst in filing and processing BancFirst's applications to all Federal and state regulatory agencies which have jurisdiction to approve the Acquisition, the CBI Merger and the Bank Merger.

     4.7 STOCK OF CBI. A total of 2,000,000 shares of $1.00 par value common stock of CBI are authorized, of which 889,650 shares are issued (including 5,000 treasury shares), and 884,650 shares are outstanding. All of such shares have been validly issued, and are fully paid and nonassessable. None of such shares were issued in violation of preemptive rights of any shareholder of CBI. Although in 1992 the directors and shareholders of CBI approved an amendment to CBI's Certificate of Incorporation to authorize 4,000,000 shares of CBI preferred stock, said amendment has not been filed with the Oklahoma Secretary of State's office, with the result that such preferred stock is not formally authorized and at this time cannot be issued. Outstanding options entitle the holders thereof to acquire an additional 177,850 shares of CBI Common Stock. Except as stated in the preceding sentence, there are no outstanding subscriptions, options or other agreements obligating CBI to issue additional shares or any other securities of any class. All of the issued and outstanding shares of capital stock of CBI have been issued in full compliance with all applicable Federal and state laws.

     4.8 NO CHANGE IN NUMBER OF CBI SHARES, EXCEPT THROUGH EXERCISE OF OUTSTANDING OPTIONS. The number of issued and outstanding shares of CBI Common Stock or CBI preferred stock will not be reduced or increased between the date hereof and the Closing Date, except to permit the exercise of outstanding options to acquire an aggregate of 177,850 shares of CBI Common Stock.

     4.9 CBI STOCK OWNERSHIP. At the Effective Time, BancFirst will acquire title to the CBI Common Stock, free and clear of all encumbrances, pledges, liens, contract rights, and restrictive legends and claims to ownership adverse to BancFirst.

     4.10 STOCK OF CITY BANK. A total of 1,500,000 shares of $1.00 par value common stock of City Bank are authorized, issued, and outstanding.
          All of said shares are owned by CBI, have been validly issued, and are fully paid and, except as provided in 6 O.S. Section 220, nonassessable. None of such shares were issued in violation of preemptive rights of any shareholder of City Bank. There are no outstanding subscriptions, options, or other agreements obligating City Bank to issue additional shares or any other securities of any class. All of the issued and outstanding shares of capital stock of City Bank have been issued in full compliance with all applicable Federal and state laws.

     4.11 NO CHANGE IN NUMBER OF CITY BANK SHARES. The number of issued and outstanding shares of stock of City Bank will not be reduced or increased between the date hereof and the Closing Date.

     4.12 CITY BANK STOCK OWNERSHIP. At the Effective Time, CBI will own all of the outstanding shares of City Bank common stock, free and clear of all encumbrances, pledges, liens and contract rights, and restrictive legends and claims to ownership adverse to CBI.

     4.13 ACCURACY OF FINANCIAL STATEMENTS AND CALL REPORTS. CBI's financial statements and City Bank's Consolidated Reports of Income and Condition at December 31, 1994, and June 30, 1995, are true and correct in all material respects, do not contain any misstatement of a material fact, or omit to state any fact required to make such financial statements not misleading, and present fairly the financial condition of CBI and City Bank, respectively, at those dates, and the results of the operations of CBI and City Bank for the calendar year and six-month period, respectively, then ended, in accordance with generally accepted accounting principles applied on a basis consistent with the previous practice of CBI and City Bank.

     4.14 INTERIM FINANCIAL STATEMENTS. The financial statements of CBI and City Bank, prepared as of the close of business on the month-end preceding the Closing Date and delivered to BancFirst, together with all supplementary adjustments delivered to BancFirst that shall be necessary to reflect any permissible dividend or capital reduction (in accordance with Section 6.13) occurring between said month-end and the Closing, will be true and correct in all material respects, and will present fairly the financial condition of CBI and City Bank, respectively, as of the close of business on said date (or as of the effective date of the adjustments, as applicable), and the results of their respective operations for the period then ended, determined in accordance with generally accepted accounting principles consistently applied on the accrual method of accounting, and will be accompanied by a Certificate of CBI's President stating that, to his best knowledge and belief, no material obligation or liability of CBI or City Bank is not disclosed and adequately reserved against in such financial statements. ("Material" for the purposes of Sections 4.14 and 4.15 shall mean any one item having a probable adverse impact of $25,000, or any combination of items under Sections 4.14 and 4.15 having an aggregate probable adverse impact of $50,000.)

     4.15 DISCLOSURE OF MATERIAL ADVERSE MATTERS. To the best of its knowledge, CBI has disclosed to BancFirst all information known to CBI, and not otherwise known by BancFirst, with respect to which there could be a material adverse effect on the ownership, the assets, the liabilities, or the operation of CBI or City Bank.

     4.16 DISCLOSURE REGARDING LOANS. There will be no material facts or circumstances known to CBI or City Bank surrounding City Bank's loan documents or the collateral securing such loans which will not be readily discernible in City Bank's loan files. CBI will disclose to BancFirst any material facts or circumstances known to CBI or City Bank which would tend to require any of the following with respect to any City Bank loan: (1) reducing the value at which that loan is accounted for; (2) downgrading the status or classification category of that loan; or (3) adversely changing the conclusion concerning City Bank's actual priority or perfection of security interests or other collateral with respect to that loan, in contrast to the conclusion that most normally would be made by review of the loan file.

     4.17 ADEQUATE LOSS RESERVES. The total of City Bank's specially allocated and general reserves is adequate to reflect risk of loss in that bank's portfolio of loans and of "other real estate owned." Notwithstanding the foregoing, City Bank will at all times attempt to maintain its reserves for loans at an amount not less than 1% of City Bank's gross outstanding loan balances.

     4.18 LITIGATION. There is no pending and, to the best knowledge of CBI, no threatened litigation against CBI or City Bank except as reflected (as of the date of this Agreement) on "Schedule 4.18" attached hereto, or as separately disclosed to BancFirst (as of the Closing Date) in writing.

     4.19 NO INDEMNIFICATION CLAIMS. There are no pending, and to the best knowledge of CBI no threatened, claims for indemnification against CBI or City Bank.

     4.20 SHAREHOLDERS' CLAIMS. The shareholders of CBI do not have, and on the Closing Date will not have, any claims against CBI except for salaries and fees earned in the ordinary course of business.

     4.21 RELATED-PARTY TRANSACTIONS. All transactions between CBI or City Bank and any of the shareholders of CBI, or any corporations or firms controlled by any of them, or in the management of which any of them are engaged, including loan transactions, have been lawfully made in the ordinary course of business, have been fully disclosed to BancFirst (as they exist at the date of this Agreement), and, except for loan transactions or certificates of deposit, all such transactions may be terminated upon not more than twenty (20) days' prior written notice by CBI. All such transactions other than certificates of deposit issued by City Bank or loans are identified in "Schedule 4.21" attached hereto. A separate schedule of such transactions which are certificates of deposit issued by City Bank or loans shall be furnished to BancFirst within one week following the date of this Agreement, which schedule shall be to the best of City Bank's knowledge without making independent inquiry to shareholders.

     4.22 SCHEDULED DOCUMENTS. Each contract, lease, pension plan, profit-sharing plan, employment agreement, deferred compensation contract, and insurance policy which requires payments by CBI or City Bank of $5,000 or more annually, or which binds CBI to make a series of future payments of $5,000 or more in the aggregate, are listed (as they exist on the dated of this Agreement) on "Schedule 4.22" attached hereto. Any such items entered into or arising between the date of this Agreement and the Closing will be separately disclosed to BancFirst in writing prior to the Closing. (For the purposes of this paragraph, deposit contracts and loan agreements shall not be included within the term "contract.")

     4.23 NO DEFAULT. To the best knowledge of CBI, neither CBI nor City Bank is in default under any agreement.

     4.24 EMPLOYEES. "Schedule 4.24" attached hereto is a list of all employee contracts, benefit plans and arrangements (including all collective bargaining, employment, compensation, pension, retirement, separation, vacation, sickness, insurance, welfare, profit sharing and bonus plans and agreements) under which CBI or City Bank has any obligation. Except as disclosed in Schedule 4.24, all employee benefits which are vested and payable, including without limitation group health insurance benefits and vacation benefits, have been accrued to the extent required by CBI's auditors. All of CBI's or City Bank's employees are employees at will and can be terminated at any time with or without cause. To the best of CBI's knowledge there exists no employment-related incident with respect to which CBI or City Bank could be sued, or a claim could be filed against CBI or City Bank, including without limitation any incident involving any worker's compensation claim; wrongful termination; discrimination; sexual harassment; violation of the Americans with Disabilities Act; or wrongful denial of benefits.

     4.25 TAXES. All taxes, Federal and state, have been paid or accrued by CBI and City Bank, and CBI and City Bank have filed all required tax returns.

     4.26 INSURANCE IN EFFECT. CBI's and City Bank's insurance policies are in full force and effect and cannot be canceled because of this Agreement, nor has CBI or City Bank received notice of cancellation of any such insurance policies.

     4.27 NO REGULATORY AGREEMENTS. Neither CBI nor City Bank has entered into any memorandum of understanding with the Federal Reserve Board, Federal Deposit Insurance Corporation or Oklahoma State Banking Department or any other regulatory agency or entity, with respect to the conduct of CBI's or City Bank's business, nor is CBI or City Bank subject to any cease and desist order or other formal or informal regulatory agreement, and neither CBI nor City Bank has been notified or otherwise made aware of any fact or circumstance which might result in the entry of any such order or the making or imposition of any such regulatory agreement.

     4.28 COMPLIANCE WITH LAWS. To the best knowledge of CBI, CBI and City Bank have not violated any laws or regulations applicable to the operation of CBI's and City Bank's business which could result in criminal liability, punitive damages, penalties, fines, or other significant financial liability to CBI or City Bank.

     4.29 TITLE TO REAL ESTATE. CBI and City Bank, respectively, have, and at the Closing Date will continue to have, good and marketable title to all real estate carried as an asset on the books of CBI~and City Bank, respectively, at June 30, 1995.

     4.30 TITLE TO PERSONAL PROPERTY. To the best knowledge of CBI, CBI and City Bank, respectively, have, and at the Closing Date will continue to have, good and marketable title to all personal property carried as an asset on the books of CBI and City Bank, respectively, at June 30, 1995 (including items of personal property which are fully depreciated).

     4.31 ERISA. No events, including, without limitation, any "Reportable Event" or "Prohibited Transaction," as those terms are defined in the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, have occurred in connection with any "employee pension benefit plan," as defined in ERISA, of CBI, City Bank, or any other Affiliate of CBI or to which CBI, City Bank or any other Affiliate of CBI is required to contribute (herein called a "Pension Plan") which has or might be expected to cause termination of such Pension Plan, or the appointment of a trustee to administer any such Pension Plan. No Pension Plan has been terminated under circumstances resulting in any liability of CBI, City Bank or any other Affiliate of CBI. CBI and City Bank have operated all Pension Plans so as not to result in any material liability for failure to comply with ERISA. Each Pension Plan meets the minimum funding standards of ERISA, whether or not waived, and full payment has or will be made on a timely basis of all amounts which CBI, City Bank or any other Affiliate of CBI is required to make under the terms of each Pension Plan as of the last day of the most recent fiscal year of the Pension Plan ending prior to the date hereof. The fair market value of the assets of each of the Pension Plans equals or exceeds the present value of accrued benefits under that Pension Plan.

     4.32 ENVIRONMENTAL MATTERS. To the best knowledge of CBI, CBI and City Bank have been at all times and continue to be in compliance with any and all federal, state, and/or local environmental statutes, ordinances, rules, and/or regulations (hereinafter "environmental laws"), including, but not limited to, the Comprehensive Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Federal Water Pollution Control Act. CBI has no knowledge of, and neither CBI nor City Bank has received any notice of, a violation of any such laws In addition, to the best knowledge of CBI, no petroleum products, hazardous materials, substances and waste, asbestos, PCB's, and/or other regulated substances as defined in any environmental laws, have been generated, used, manufactured, stored, disposed of, and/or transported from or in connection with any real estate owned or leased by CBI or City Bank, nor are any underground storage tanks as defined in any environmental laws currently located on or under any real estate owned or leased by CBI or City Bank.


5. REPRESENTATIONS AND WARRANTIES OF BANCFIRST. To induce CBI to enter into this Agreement and to consummate the Acquisition, BancFirst represents and warrants to CBI that the following matters are true and correct on the date of this Agreement and will be true and correct on the Closing Date:

     5.1 AUTHORITY. Except for obtaining the approvals required by Section 7.1, the execution and performance of this Agreement by BancFirst are within its powers, and are not in contravention of law or the terms of any indenture, agreement, or undertaking to which BancFirst is a party or by which it or its property is bound.

     5.2 DIRECTORS' APPROVAL; RECOMMENDATION FOR SHAREHOLDER ACTION. The Board of Directors of BancFirst has approved this Agreement and, after the execution hereof, will recommend this Agreement and the Acquisition for approval by BancFirst's sole shareholder by written consent.

     5.3 BINDING EFFECT. This Agreement, and all documents and instruments contemplated hereunder, when duly executed and delivered, will constitute legal, valid, and binding obligations of BancFirst, enforceable in accordance with their respective terms (subject in the case of enforceability to (a) applicable bankruptcy, reorganization, moratorium, and similar laws relating to or affecting the enforcement of creditors' rights generally and (b) general principles of equity).

     5.4 ADEQUACY OF CAPITAL; COMPLIANCE WITH REGULATORY GUIDELINES; NOTIFICATION. BancFirst has sufficient capital to carry out the transactions contemplated by this Agreement, the CBI Merger Agreement and the Bank Merger Agreement, and such transactions as structured meet all known Federal and state bank regulatory guidelines. BancFirst does not know of any reason why such transactions would not be approved by all applicable regulatory authorities. BancFirst will promptly notify CBI of any event or circumstance which may occur or exist that could cause BancFirst to be unable or unwilling to consummate the transactions contemplated hereunder for any reason.

     5.5 INVESTMENT PURPOSE. The Acquisition is being made for BancFirst's own account for investment, and with no present intention of resale or redistribution in violation of any federal or state securities law or regulation.


6. CBI'S ACTIONS. CBI shall perform or cause to be performed the following actions prior to the Closing Date:

     6.1 OBTAINING ASSURANCES FROM C-TEQ, INC. Simultaneously with execution of this Agreement, CBI shall provide to BancFirst written assurances from C-Teq, Inc.: (a) that BancFirst, after acquiring the CBI Common Stock, will be able to terminate at will all contractual agreements between C-Teq, Inc., and CBI or City Bank, without penalty or payment of any liquidated damages; and (b) that BancFirst will be able to obtain item processing and account processing services from C-Teq, Inc., on a month-to-month basis for up to six months following the Closing Date, and on the same terms and conditions that City Bank now enjoys with respect to those services.

     6.2 DIVESTITURE OF C-TEQ INC. Prior to the Closing, City Bank will distribute to CBI, and CBI will spin off to its shareholders, the stock of C-Teq, Inc. CBI will take all steps necessary to obtain the release of the existing security interest in this stock held by Boatmen's First National Bank of Oklahoma. Except with regard to lease obligations as to which C-Teq, Inc., shall indemnify BancFirst in accordance with Section 6.3 below, CBI, prior to the Closing, shall eliminate any direct or contingent liability of CBI or City Bank with respect to the obligations of C-Teq, Inc., including without limitation direct indebtedness of C-Teq, Inc. Prior to the Closing, all items of equipment and software owned by City Bank and leased to C-Teq, Inc. shall be purchased by C-Teq, Inc. from City Bank at those items' then book value on City Bank's books.

     6.3 INDEMNITY BY C-TEQ, INC. Prior to the Closing, C-Teq, Inc., shall deliver to BancFirst a written indemnity agreement as further consideration for BancFirst's closing of the Acquisition, indemnifying and holding BancFirst harmless with respect to any lease obligations of C-Teq, Inc., as to which CBI or City Bank has direct or contingent liability extending beyond the Effective Time.

     6.4 OPERATION. From the date of this Agreement until the Closing Date, CBI and City Bank will be managed in a prudent manner in accordance with accepted banking practices. CBI and City Bank will advise and consult with BancFirst or its representatives prior to entering into any transaction which might have a material and adverse effect on the ownership or operation of CBI or City Bank.

     6.5 MATERIAL CHANGE. Prior to the Closing, CBI shall promptly inform BancFirst in writing of any material adverse change in the condition of the business of CBI or City Bank.

     6.6 ACCESS. During the period before the Closing, but following the date upon which the CBI shareholders approve the Acquisition, CBI shall afford to BancFirst and its officers, employees, accountants, counsel and other authorized representatives full access to and the right to inspect, review and make copies, as appropriate, of the records of CBI or City Bank, to view their physical properties and communicate with key employees on a basis reasonably satisfactory to BancFirst. CBI will furnish or use its best efforts to cause its representatives to furnish promptly to BancFirst such additional financial and operating data and other documents and information related to the business and properties of CBI or City Bank as BancFirst or its representatives may from time to time reasonably request.

     6.7 COPIES OF LOAN COMMITTEE REPORTS AND DOCUMENTS; MONTHLY MEETINGS WITH BANCFIRST; PRIOR NOTICE OF MATERIAL CHANGE IN TERMS. From the date of this Agreement until the Closing Date, CBI agrees to provide to BancFirst copies of all reports furnished at City Bank's loan committee meetings and other pertinent documents concerning CBI's and City Bank's operations. William O. Johnstone or another CBI or City Bank representative acceptable to BancFirst shall meet with Robert A. Gregory or such other person as may be designated by BancFirst as its representative, on a monthly basis to update BancFirst on CBI's and City Bank's operations, to furnish such written information as shall be required or reasonably requested, and to advise and consult with BancFirst as contemplated by Section 6.4. Notwithstanding the foregoing provisions regarding subsequent copies and monthly meetings, CBI agrees to cause City Bank to provide advance notice to BancFirst of any material change in performance status, collateralization, terms or conditions of any City Bank loan that was outstanding at July 31, 1995, and that has a balance in excess of $50,000.

     6.8 TRANSITION ACTIVITIES. Beginning immediately after BancFirst has obtained all necessary regulatory approvals, and continuously thereafter through the Closing Date, CBI will permit BancFirst to have continuous access to CBI's and City Bank's facilities and records during normal business hours for the purpose of organizing and carrying out a smooth transition process in converting City Bank's locations into branches of BancFirst.

     6.9 SHAREHOLDER MEETING. Promptly after the execution of this Agreement, CBI shall call a special meeting of its shareholders for the purpose of (a) approving this Agreement and (b) rescinding the unfiled 1992 amendment which authorized 4,000,000 shares of CBI preferred stock.

     6.10 APPROVAL OF BANK MERGER. Immediately after CBI's shareholders have approved this Agreement, CBI as sole shareholder of City Bank will sign a written consent in lieu of meeting, approving the Bank Merger Agreement, waiving the right to notice of a shareholder meeting of City Bank, and waiving publication of notice of a shareholder meeting, as provided in 6 O. S. 1104(B).

     6.11 EXERCISE OF STOCK OPTIONS. CBI shall take whatever actions may be necessary to accomplish the result that immediately prior to the Closing Date there shall no longer be any outstanding options to acquire shares of CBI Common Stock.

     6.12 TERMINATION OF STOCK OPTION PLANS. Any stock option plan which may permit the future granting of individual stock options to acquire shares of CBI Common Stock shall be terminated prior to the Closing Date.

     6.13 LIMITATION ON DIVIDENDS OR RETURN OF CAPITAL TO SHAREHOLDERS. CBI shall not pay any dividend or make any return of capital to its shareholders (except to permit the spin-off of stock of C-Teq, Inc., as provided in Section 6.2).

     6.14 ELIMINATION OF INDEBTEDNESS. CBI shall repay its indebtedness in full.

     6.15 ELIMINATION OF LIFE INSURANCE POLICIES ON OFFICERS. Prior to the Closing Date, CBI and City Bank will divest, cancel or cash in, as appropriate, all life insurance policies insuring the lives of officers of CBI or City Bank.

     6.16 DISPOSITION OF COUNTRY CLUB MEMBERSHIPS.     CBI shall dispose of its
          country club memberships (in the Oklahoma City Golf and Country Club, the Quail Creek Golf & Country Club, and The Greens Country Club), which have a combined current book value of $37,208 on CBI's books.

     6.17 COBRA AND RETIREE INSURANCE.COVERAGE.   CBI and City Bank shall
          arrange that all persons who have COBRA coverage, or who are retired but are still insured, under City Bank's existing medical insurance plan, shall continue to be covered through a Prudential Health Care (PruCare HMO) plan of City Bank's affiliate, C-Teq, Inc., after the Closing Date.

     6.18 VACATION BENEFIT PLAN.   On or before December 31, 1995, CBI and City
          Bank shall amend their employee vacation benefit plan, if and as necessary, in order to ensure that, after a phase-out period ending not later than March 31, 1996, (i) no employee shall be entitled to take unused accrued vacation time that has been carried over from a prior year, (ii) no employee shall be entitled upon voluntary or involuntary termination to receive payment in cash in lieu of unused accrued vacation time, and (iii) neither CBI nor City Bank will have any other liability with respect to employees' unused vacation time that would potentially require accrual in accordance with generally accepted accounting principles.

     6.19 LEGAL OPINION OF COUNSEL TO WILLIAM O. JOHNSTONE. BancFirst shall receive an opinion of counsel to William O. Johnstone, in form and substance satisfying the requirements of that separate agreement referenced in Section 7.3 below.


     7. BANCFIRST'S ACTIONS. BancFirst will perform or cause to be performed the following actions on or prior to the Closing Date:

     7.1 REGULATORY APPROVALS. Within thirty (30) days following the completion of BancFirst's due diligence examination of CBI and City Bank, but in any event by not later than October 5, 1995, BancFirst will submit applications to, and thereafter will use its reasonable best efforts to obtain as quickly as possible all necessary approvals from, the Federal Reserve Board or the Federal Reserve Bank of Kansas City acting pursuant to delegated authority (the "Federal Reserve") and the Oklahoma State Banking Board (the "Banking Board"), as applicable, and any other governmental agency from which approval may be required, with respect to (a) the Acquisition, (b) the CBI Merger,
          (c) the Bank Merger, and (d) the establishment of branches of BancFirst at City Bank's existing locations. BancFirst shall furnish to CBI copies of all material filings between BancFirst and the applicable regulatory authorities. If any regulatory application by BancFirst is denied, or the regulatory agency requests that it be withdrawn and, in either case, BancFirst cannot effectively respond to or appeal the regulatory concerns that have been raised, BancFirst shall be deemed to have failed to obtain regulatory approval within the meaning of Sections 9.1 and 10.1 hereof.

     7.2 COOPERATION. BancFirst shall deliver to CBI copies of all such filings and other correspondence given to or received from-the applicable regulatory agencies within three (3) business days after they have been given or received, as applicable. Although all such filings shall be the responsibility of BancFirst, BancFirst shall nevertheless advise and consult with CBI, acting through persons designated by CBI, on an ongoing basis with respect to the filings and all matters and events related thereto. BancFirst shall inform and make available to CBI, upon reasonable request by CBI from time to time, all matters relating to the filings and their regulatory approvals.

     7.3 SEPARATE AGREEMENT WITH WILLIAM O. JOHNSTONE. Simultaneously with execution of this Agreement, BancFirst shall execute a separate agreement with William O. Johnstone ("Johnstone"), on terms mutually satisfactory to BancFirst and Johnstone, setting out certain prohibited affiliations and prohibited activities of Johnstone and certain required services during a four-year period beginning on the Closing Date, and providing certain compensation to Johnstone. At the Closing, BancFirst shall pay to Johnstone the compensation required by said agreement.


8. ORDINARY COURSE OF BUSINESS. As an inducement for BancFirst to execute this Agreement, CBI agrees that from the date of this Agreement to the Closing Date, except as permitted by this Agreement or otherwise consented to or approved in writing by BancFirst:

     8.1 The business of CBI and of City Bank, including, without limitation, making loans, shall be conducted only in the ordinary course and consistent with past practices, except that CBI and City Bank shall take such action as may be necessary to preserve CBI's and City Bank's material properties and assets, wherever located, and to comply with all applicable laws, ordinances, regulations, and orders of all governmental agencies and other regulatory authorities.

     8.2 City Bank's President, William O. Johnstone, or his designee satisfactory to BancFirst, shall advise and consult with Robert A. Gregory (or any other designated representative of BancFirst) concerning the making of any new loan by City Bank in an amount exceeding $50,000, and concerning the purchase of any loan or loan participation regardless of amount.

     8.3 Following the end of each month, CBI shall provide to BancFirst City Bank's monthly statement for the prior month and a verbal report of the status of CBI's and City Bank's operational matters.

     8.4  CBI shall not (i) amend its Certificate of Incorporation or Bylaws, or
          (ii) change the number of authorized or issued shares of its capital stock (except to permit the exercise of stock options outstanding on the date of this Agreement as contemplated by Section 4.8.

     8.5 CBI shall not allow City Bank (i) to amend City Bank's Certificate of Incorporation, or (ii) to change the number of authorized or issued shares of City Bank's capital stock.

     8.6 CBI shall not, and shall not allow City Bank to (i) sell any loans (except only the sale of such participations as shall be necessary to avoid an overline, and then only on a basis which would allow the participation to be later repurchased at the seller's option), (ii) except with the prior approval of BancFirst, purchase or sell any securities (other than purchasing U.S. Treasury obligations with a maturity of less than two years) or transfer any securities between the categories "available for sale" and "held to maturity," (iii) purchase or make any acquisition of all or any part of the assets, properties, capital stock, or business of, or make any investment in, any other person or entity, or merge or consolidate with any other person or entity (with the exception of steps taken to consummate the CBI Merger and the Bank Merger), except for purchases of fixed assets acquired in the ordinary course of business and not exceeding an amount of $25,000 in the aggregate, and except for temporary investments of excess cash in federal funds and U.S. Treasury obligations in the ordinary course of business and consistent with past practices, (iv) dispose of, encumber, or mortgage any of its assets or properties except in the ordinary course of its business and in any event not exceeding an amount of $25,000 in the aggregate, except for the permitted divestiture of C-Teq, Inc., as contemplated by Section 6.2, (v) incur any debt, liability, or obligation, direct or indirect, whether accrued, absolute, contingent, or otherwise, other than (1) current liabilities (other than for borrowings) incurred in the ordinary course of business and consistent with past practices, and (2) liabilities under new or existing insurance contracts entered into in the ordinary course of business and consistent with past practices, (vi) assume, guarantee, or in effect guarantee the obligations of any person or entity or (vii) waive, release, grant, or transfer any rights of material value, cancel, compromise, release, or assign any indebtedness owed to it or any claims held by it, or modify or change in any material respect any material contract or document, other than in the ordinary course of business.

     8.7 CBI, with respect to both itself and City Bank, shall (i) preserve intact its business organization, (ii) keep available its services, and (iii) use its reasonable best efforts (a) to keep available its present employed officers and key employees whom BancFirst states a desire to employ and (b) to preserve the goodwill of its customers; provided, however, this provision shall not be construed as an implied contract by BancFirst to continue any individual's employment.

     8.8 CBI shall not, and shall not allow City Bank to (i) without BancFirst's prior approval, increase the annual salary or fringe benefits payable or to become payable by it to any of its officers,
          (ii) make any payment or provision with respect to any bonus, profit sharing, stock option, employee stock ownership, pension, retirement, deferred compensation, employment, or other payment plan, agreement, or arrangement for the benefit of employees of CBI or City Bank which would create any obligation on the part of BancFirst following the Closing Date, (iii) grant any stock options, warrants, or stock appreciation rights, or (iv) enter into any employment agreement or other contract or arrangement with an officer or other employee with respect to the performance of personal services; provided, however, CBI or City Bank may unilaterally pay any amount to its employees, or accrue any such amount for payment, if the after-tax financial impact of such action is fully accrued for purposes of determining compliance with CBI's minimum capital requirement pursuant to Sections 8.11 and 9.2.

     8.9 Without the prior approval of BancFirst, or as elsewhere expressly authorized in this Agreement, neither CBI nor City Bank shall execute any new contract, renewal contract or contract extension (excluding loan and deposit contracts) for a term that will extend past the anticipated Closing Date and involving total payments of $5,000 or more.

     8.10 CBI shall not cause or permit any of its or City Bank's current insurance contracts to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such cancellation, termination, or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated, or lapsed policies for substantially similar premiums are in full force and effect.

     8.11 CBI shall not take any action that would cause its equity capital at Closing, determined in accordance with generally accepted accounting principles, to be less than $13,000,000.

     8.12 CBI shall cause City Bank's reserves to be not less than the minimum amount required by Section 4.17.

     8.13 CBI shall not, and shall not allow City Bank to, enter into any agreement or commitment to do any of the things which would be in violation of this Agreement.

     8.14 CBI shall not, and shall not allow City Bank:

          (i) to make or accept any intercompany transfers of cash or other assets (including without limitation dividends or capital contributions) between any of CBI, City Bank and C-Teq, Inc., with the following permitted exceptions:

               (a) transfers permitted by Section 6.2 or existing intercompany contractual arrangements;

               (b) dividends by City Bank to CBI to allow CBI to pay its liabilities; and

               (c) temporary advances by City Bank to C-Teq, Inc., which advances shall be repaid to City Bank prior to the Effective Time;

          OR

          (ii) to modify the terms or conditions of existing intercompany contractual relationships, written or oral, between any of CBI, City Bank and C-Teq, Inc.

     8.15 Except as permitted by Section 6.2, CBI shall not pay any dividend or make any return of capital to its shareholders.


9. BANCFIRST'S TERMINATION. Absence of the matters listed in this section is a condition precedent to BancFirst's obligations. BancFirst will have the right to terminate this Agreement if any of the following conditions exists or is continuing as of the date specified with respect to each:

     9.1 LACK OF REGULATORY APPROVAL. The failure of BancFirst to obtain any of the approvals of the Federal Reserve or of the Banking Board or other governmental agency from which approval is required, as contemplated by Section 7.1 of this Agreement, on or before the Closing Date.

     9.2 LACK OF REQUIRED MINIMUM CAPITAL. The failure of CBI's equity capital (the sum of capital stock, surplus and undivided profits), determined in accordance with generally accepted accounting principles, to equal at least $13,000,000 as of the Closing Date.

     9.3  ADVERSE CHANGE.  The occurrence prior to the Closing Date of:

          (i) any event or condition (or series of events or conditions) which would constitute an aggregate adverse change of $100,000 or more in the condition or financial circumstances of City Bank or CBI, which has not been adequately provided for; or

          (ii) a single event or condition which would constitute an adverse change of $100,000 or more in the condition or financial circumstances of City Bank or CBI and which indicates a trend of deterioration in the quality of assets of City Bank or CBI occurring subsequent to the date of this Agreement, regardless of whether such event or condition has been adequately provided for.

          (Changes in the market value of City Bank's securities within the category "held to maturity" shall not be considered an adverse change for purposes of this Agreement.)

     9.4 DEFAULT. Failure by CBI to comply in all material respects with the obligations of CBI to be performed under this Agreement at or before the Closing Date, and the failure by CBI to cure such failure to comply within the time and in the manner set forth in Section 11, below. If BancFirst obtains the right to terminate this Agreement under this Section 9.4, then the right of termination shall continue for a period of thirty (30) days. If BancFirst does not exercise its right of termination within such thirty-day period, then BancFirst shall be deemed to have waived its right to terminate.

     9.5 REPRESENTATIONS AND WARRANTIES OF CBI. The failure of the representations and warranties of CBI contained herein to be true and correct in all material respects at the Closing Date with the same force and effect as though made at and as of such time, and the failure by CBI to cure such failure in such a manner that its representations and warranties will become true and correct within the time and in the manner set forth in Section 11, below. If BancFirst obtains the right to terminate this Agreement under this Section 9.5, then the right of termination shall continue for a period of thirty
          (30) days. If BancFirst does not exercise its right of termination within such thirty-day period, then BancFirst shall be deemed to have waived its right to terminate.

     9.6 DELAY OF CLOSING. Failure of the Closing to occur on or before the Termination Date stated in Section 3.1.

The foregoing right to terminate will be exercised by BancFirst's delivery of written notice of termination to CBI. If BancFirst fails to exercise the foregoing rights to terminate or provides to CBI written waiver of the existing conditions listed above,

BancFirst will be bound to perform this Agreement as if Section 9 were not a part of this Agreement.


10. CBI'S TERMINATION. Absence of the matters listed in this section is a condition precedent to CBI's obligations. CBI will have the right to terminate this Agreement if any of the following conditions exists or is continuing on the date specified with respect to each:

     10.1 LACK OF REGULATORY APPROVAL. The failure of BancFirst to obtain any of the approvals of the Federal Reserve or of the Banking Board, or other governmental agency from which approval is required, as contemplated by Section 7.1 of this Agreement, on or before the Closing Date.

     10.2 DEFAULT. Failure by BancFirst to comply in all material respects with the obligations of BancFirst to be performed under this Agreement at or before the Closing Date, and the failure by BancFirst to cure such failure to comply within the time and in the manner set forth in
          Section 11, below. If CBI obtains the right to terminate this Agreement under this Section 10.2, then the right of termination shall continue for a period of thirty (30) days. If CBI does not exercise its right of termination within such thirty-day period, then CBI shall be deemed to have waived its right to terminate.

     10.3 REPRESENTATIONS AND WARRANTIES OF BANCFIRST. The failure of the representations and warranties of BancFirst contained herein to be true and correct in all material respects at the Closing Date with the same force and effect as though made at and as of such time, and the failure by BancFirst to cure such failure in such a manner that its representations and warranties will become true and correct within the time and in the manner set forth in Section 11, below. If CBI obtains the right to terminate this Agreement under this Section 10.3, then the right of termination shall continue for a period of thirty (30) days. If CBI does not exercise its right of termination within such thirty-day period, then CBI shall be deemed to have waived its right to terminate.

     10.4 DELAY OF CLOSING. Failure of the Closing to occur on or before the Termination Date.

CBI shall give written notice of termination to BancFirst in the same manner and with the same effect as specified in Section 9. BancFirst shall give CBI prompt notice if any approval referenced in Section 10.1 has been denied and is not appealed or, if appealed, after such appeal is unsuccessful.

11. DEFAULT. In the event BancFirst or CBI fails to perform any of its respective obligations contained in this Agreement or if any of BancFirst's or CBI's representations and warranties fails to be true and correct in all material respects, the party claiming default will serve written notice specifying the nature of such default and demanding performance. If such default has not been cured within twenty (20) days after receipt of such default notice, the nondefaulting party will thereafter have the right to terminate this Agreement and be discharged from all further obligations hereunder and to exercise all remedies arising at law or in equity by reason of such default, including, without limitation, specific performance of this Agreement.


12.  PUBLIC ANNOUNCEMENTS.    BancFirst and CBI shall obtain each other's
approval, which shall not be unreasonably withheld, before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated by this Agreement, the CBI Merger Agreement and the Bank Merger Agreement, unless such disclosure is required by applicable law or regulation.


13. NONDISCLOSURE OF INSIDER INFORMATION; NO SECURITIES TRADING PRIOR TO PUBLIC DISCLOSURE. Until such time as the existence of this Agreement has been made public, each person with knowledge of the negotiations (including any such person who is an officer, director or shareholder of CBI, City Bank, BancFirst Corporation or BancFirst), shall refrain from (i) purchasing or selling any security of CBI or BancFirst Corporation; or (ii) communicating any material information concerning the negotiations and Agreement to any person, except as necessary in order to carry out the proposed transactions.


14.  CUSTOMER OR OTHER PROPRIETARY INFORMATION.   Bancfirst shall hold, and
shall cause each of its representatives to hold, in strict confidence all customer or other proprietary information of CBI or City Bank which BancFirst has obtained during due diligence or subsequently (including all information that is not a matter of public record, except such information as may be required to be disclosed in BancFirst's applications for regulatory approvals or to prepare to consummate the Acquisition). If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained, all copied documents and workpapers extracted from documents shall be returned to CBI, and BancFirst shall not actively use, or allow others to use, any information which it has obtained for any purposes, including solicitation of City Bank's customers.

15. MISCELLANEOUS. It is further agreed as follows:

    15.1  TIME.     Time is of the essence of this Agreement.

    15.2  NOTICE.   Any notice required hereunder must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and certified, with return receipt requested, or by delivering the same in person. Such notice shall de deemed received on the first business day following the actual date of hand delivery, or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be as follows:

               If to CBI:          City Bankshares, Inc.
                                   204 N. Robinson
                                   P.O. Box 24500
                                   Oklahoma City, Oklahoma 73124-0500
                                   Attn: Mr. William O. Johnstone,
                                           President & Chairman

               with a copy to:     Mr. Len Cason, Esq.
                                   Hartzog, Conger & Cason
                                   1600 Bank of Oklahoma Plaza
                                   Oklahoma City, Oklahoma 73102


               If to BancFirst:    BancFirst
                                   101 N. Broadway
                                   P. O. Box 26788
                                   Oklahoma City, Oklahoma 73126-0788
                                   Attn:     Mr. David E. Rainbolt,
                                               President & C.E.O.

               with a copy to:     Mr. Charles E. Cheatham, Esq.
                                   Cheatham & Womble, P. C.
                                   6520 N. Western, Suite 300
                                   Oklahoma City, Oklahoma 73116


    15.3  STANDARD OF KNOWLEDGE AND OF DISCLOSURE.     For the purposes of this
          Agreement an individual corporate officer shall be deemed to have knowledge of some fact or matter, or to have received disclosure of some fact or matter, only if that person has or receives actual knowledge of the fact or matter. Any fact or matter which an officer "should have known," were it not for his neglect, inattention or other lapse of duty, shall not be deemed to be actually known by that person for purposes of this Agreement. A corporation shall be deemed to have knowledge of a fact or matter, or to have received disclosure of a fact or matter, only if an officer of that corporation having a title of Vice President or higher rank has actual knowledge, or receives actual knowledge, of that fact or matter, as applicable.

    15.4  ENTIRE AGREEMENT.   This instrument, together with the CBI Merger
          Agreement and the Bank Merger Agreement, constitutes the entire agreement between BancFirst and CBI and there are no agreements, understandings, warranties, or representations between the parties except as set forth herein and therein. This Agreement cannot be amended except in writing executed by BancFirst and CBI.

    15.5 BINDING EFFECT. This Agreement will be jointly and severally binding on CBI and on BancFirst, and will inure to their benefit.

    15.6 ATTORNEYS' FEES. If either party institutes an action or proceeding against the other relating to the provisions of this Agreement or any default hereunder, the unsuccessful party to such action or proceeding will reimburse the successful party therein for the reasonable expenses of attorneys' fees and disbursements incurred by the successful party.

    15.7 NO WAIVER. No waiver of any action or default by any party will be implied from the failure by the other party or parties to take any action in respect of such default. No express waiver of any existing condition or default will affect any other default or extend any period of time for performance other than as specified in such express waiver. One or more waivers of any default in the performance of any provisions of this Agreement will not be deemed a waiver of any subsequent default in the performance of the same provisions or any other provision. The consent to or approval of any act or request by any party will not be deemed to waive or render unnecessary the consent to or approval of any subsequent similar act or request. The rights and remedies provided in this Agreement are cumulative and no right or remedy will be exclusive of any other, or of any other right or remedy at law or in equity which any party might otherwise have by virtue of a default under this Agreement and the exercise of any right or remedy by any party will not impair such party's standing to exercise any other right or remedy.

    15.8 SEVERABILITY. If any provision of this Agreement is, to any extent, declared by a court of competent juris-diction to be invalid or unenforceable, the remainder of this Agreement (or the application of such provision to persons or circumstances other than those in respect of which the determination of invalidity or unenforceability was made) will not be affected thereby and each provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

    15.9 CAPTIONS. The captions of the sections and subsections of this Agreement are for convenience only and are not intended to affect the interpretation or construction of the provisions herein contained.

    15.10 COUNTERPART EXECUTION. This Agreement may be executed in counterparts, each of which will constitute a single instrument.

    IN WITNESS WHEREOF, this instrument has been executed to be effective on the date first above written.

"BANCFIRST"                        BANCFIRST
                                   101 N. Broadway
                                   P. O. Box 26788
                                   Oklahoma City, Oklahoma  73126


                                   By:  /s/ David E. Rainbolt
                                      ------------------------------
                                        David E. Rainbolt, President
                                         & C.E.O.
ATTEST:
/s/ Linda Frank
--------------------------------
Linda Frank, Assistant Secretary


"CBI"                              CITY BANKSHARES, INC.
                                   204 N. Robinson
                                   P. O. Box 24500
                                   Oklahoma City, Oklahoma 73124-0500


                                   By:  /s/ William O. Johnstone
                                      ------------------------------
                                      William O. Johnstone, President &
                                       Chairman
ATTEST:
/s/ Jan R. Stratz
--------------------------------
Jan R. Stratz, Secretary

                                 SCHEDULE 4.18
                       PENDING OR THREATENED LITIGATION


PENDING LITIGATION:

                                    [List]





THREATENED LITIGATION:

                                    [List]

                                  LITIGATION



--------------------------------------------------------------------------------
                               LITIGATION REPORT
--------------------------------------------------------------------------------


                                                                   July 31, 1995


On December 15, 1994, H.D. Mills dba Southwest Salvage, Inc. filed suit in the Eighteenth Judicial District, Sedgwick County, Kansas, naming City Bank & Trust as co-defendant along with Associated Business Services, Inc.; Boots, Inc.;
The Mull corporation; Jerry Simeroth dba S&S, Inc.; Earl Haskins Company; American Builders Supply; and SL Manufacturing seeking $4,950 plus interest and legal costs. The Plaintiff alleges that he was not paid for labor and materials provided pursuant to an agreement with the general contractor, Associated Business Services, Inc., in connection with the construction of an InCahoots nightclub located in Wichita, Kansas. He is seeking payment from Associated Business Services, Inc. and/or from Boots, Inc., the owner of the club. Mr. Mills is seeking a judgment determining the amount and validity of the lien claims of the remaining defendants, City Bank & Trust, The Mull Corporation, Jerry Simeroth dba S&S, Inc., Earl Haskins Company, American Builders Supply and SL Manufacturing.



/s/ Jan R. Stratz
-------------------------------------
Jan R. Stratz, VP/Corporate Secretary

                                 SCHEDULE 4.21
                          RELATED-PARTY TRANSACTIONS




                                [List]

                           RELATED PARTY TRANSACTIONS
                           --------------------------
September 25, 1995


                          Customer         Loan           Note           Face                         Current       Maturity
Shareholder                Number         Number          Date          Amount          Rate          Balance         Note
-----------               --------        ------          ----          ------          ----          -------       --------
Bodman, John O.
---------------
 Bodman, John O.            7013010           4146      01-Jul-91      35,000,00    Liberty+.50      30,000.00      01-Jul-96

Browne, Cheryl
--------------
 Browne, Cheryl               11174       20287(R)      15-Sep-92      10,000.00           CBBR           0.00      15-Sep-95

Browne, Stephen B.,
-------------------
 Browne, Stephen B.           11184       90638(R)      03-Mar-89   1,140,000.00        NYP+.25     180,300.00      03-Jun-96

 Edwards, Carl E., Jr.        21210          20023      03-Feb-92      34,000.00        NYP+.50      28,762.94      03-Feb-96

 Manchester, Robert A.,
  III                         54463          20039      24-Feb-92      29,339.02           9.25      28,672.13      18-Jul-96

 Moore, Edward L.             58009          40668      27-Dec-94     250,000.00           CBBR       6,363.38      01-Dec-95

 R. C. Cola Bottling
  Company                     72102        LC #244      03-Mar-94       4,000.00        NYP+.25           0.00      03-Mar-96

 Louisianna Bottling Ltd.     53325       40233(R)      02-Jun-94      20,000.00        NYP+.25         600.00      29-Dec-95

Elam, Theodore M.
-----------------
 Elam, Theodore M.            23262       60012(R)      29-Jan-86     100,000.00          NYP+1      46,526.38      21-Jun-96

Frank Fink Company
------------------
 Frank Fink Company           29164          20257      17-Mar-94     445,594.24          NYP+1     399,164.39     17-Sept-02

 Frank Fink Company           29164          30517      17-Mar-94     174,494.42          NYP+1     156,252.87      17-Sep-02

 Levy, Harrison, Jr.          52162       40156(R)      11-Apr-94     100,000.00        NYP+.75       1,000.00      11-Jan-96

 Levys & Shdeeds              52170          90696      18-Aug-89     165,000.00        NYP+.50      68,056.03      18-Aug-99

 Levy & Shdeed                52178       20504(R)      13-Nov-92      25,000.00        NYP+.75      10,847.85      14-May-96

 Andeel,Farha,Farha,
  Levy,Shdeed...               3955          30485      02-Nov-93     885,376.24        NYP+.75     825,095.97      20-Nov-03

Hanstein, Karen
---------------
 Hanstein, Mark T. &
  Karen R.                    34438          30163      16-Apr-93      12,427.07           6.50           0.00      16-Oct-96

 Hanstein, Mark T. &
  Karen R.                    34438          50451      17-Aug-95      10,000.00           9.25       9,206.03      17-Sep-96

 Mark T. Hanstein, DDS,
  Inc.                        34468          40473      06-Oct-94      30,000.00        NYP+.50      18,216.58      19-Oct-96

Hunt, Bob B.
------------
 Hunt, Bob B.                 38190       20286(R)      15-Sep-92      10,000.00           CBBR           0.00      15-Sep-96

 Hunt, Bob B.                 38190          60176      14-Oct-86     100,000.00           7.75     100,000.00      02-Aug-96

 Hunt, Bob B.                 38190          70317      21-May-87     565,000.00          NYP+1     561,388.91      05-Feb-10

 Hunt, Bob B./Progressive
  Royalty                     38118          20291      05-Oct-92      57,865.95         CBBR+1      18,608.05      05-Dec-95




                                                                     PAGE 2 OF 4

                                                     RELATED PARTY TRANSACTIONS
                                                     --------------------------


Hunt Engineering, Inc.
----------------------
 Hunt Engineering, Inc.       38100        LC #258      14-Dec-94      25,000.00         CBBR+l           0.00      14-Dec-95

King, Tom L.
------------
 King, Tom L.                 49524       20294(R)      15-Sep-92      10,000.00        NYP+.25           0.00      16-Sep-96

 King, Tom L. & Jill Click    49524          40411      09-Aug-94     480,000.00        NYP+.25     316,294.52      09-Aug-09

 Jacobs, Robert L.                     001-3005071      06-Mar-95      15,173.92          10.00      12,884.50      28-Jan-98

Lynn, C. Stephen
----------------
 Lynn, C. Stephen             54021       20293(R)      15-Sep-92      10,000.00           CBBR           0.00      15-Sep-95

 Lynn, C. Stephen             54021       30224(R)      25-May-93     100,000.00          NYP+1     100,000.00      25-Nov-95

 Lynn, C. Stephen             54021          50120      08-Mar-95      61,750.00        NYP+.50      61,750.00      08-Sep-95

 Lynn, C. Stephen/Edwards,
  Greg                        56210       30253(R)      16-Jun-93     250,000.00          NYP+1     250,000.00      25-Nov-95

L S B
-----
 Golsen, Jack                 32010       40429(R)      23-Aug-94     400,000.00           CBBR     229,000.00      20-Feb-96

 Golsen, Jack & Sylvia        32013          50022      18-Jan-95     900,000.00        NYP+.50     276,543.00      18-Jul-96

 Golsen Petroleum Corp.       32025          40549      05-Dec-94     292,500.00           CBBR     225,000.00      04-Mar-98

Norick, Ronald J.
-----------------
 Norick, Ronald J,            61192          10059      25-Mar-91     255,634.24           8.75     190,007.68      04-Apr-96

 Norick, Ronald J.            61192       20288(R)      15-Sep-92      10,000.00           CBBR           0.00      15-Sep-95

Norville, Richard
-----------------
 Norville Oil Co.             61432       30036(R)      28-Jan-93     700,000.00        NYP+.25           0.00      28-Jan-96

 Norville Oil Co.             61432          40224      12-May-94     250,000.00           7.50      29,178.19      12-Nov-95

Raupe, F. Davis
----------------
 Raupe, F. Davis              73477       50053(R)      31-Jan-95     100,000.00        NYP+.25           0.00      01-Feb-96

 Raupe, F. Davis              73477        LC #263      01-Jan-95     131,250.00        NYP+.25           0.00      31-Jan-96

 Eureka Water Co.             25453       50234(R)      01-Jul-85     300,000.00        NYP+.25         100.00      01-Jul-96

Raupe, Steven Davis
-------------------
 Raupe, Steve                 73488          50467      24-Aug-95      15,000.00        NYP+.25      14,500.00      24-Feb-98

Roberts, Dave
-------------
 Roberts, K. Susan & K.
  David                                001-1004257      25-Aug-94      14,029.00           9.50       9,520.09      07-Sep-97




                                                                     PAGE 3 OF 4

                                                     RELATED PARTY TRANSACTIONS
                                                     --------------------------


Shdeed, William
---------------
 Shdeed, William F.           78393       70410(R)      15-Oct-87     150,000.00        NYP+.75      45,125,56      12-Oct-95

 Shdeed, William & Pamela     78393          20001      13-Jan-92      27,961.83        NYP+.50       2,292.89      10-Jan-96

 Shdeed, Wm & Pamela
  '82 Trusts                  94176          40412      11-Aug-94      25,000.00        NYP+.75      19,000.00      21-Aug-97

 Levys & Shdeeds              52170          90696      18-Aug-89     165,000.00        NYP+.50      68,056.03      18-Aug-99

 Levy & Shdeed                52178       20504(R)      13-Nov-92      25,000.00        NYP+.75      10,847.85      14-May-96

 Andeel,Farha,Farha,
  Levy,Shdeed...               3955          30485      02-Nov-93     885,376.24        NYP+.75     825,095.97      20-Nov-03

 Harroz Trusts & Shdeeds      34880          50045      30-Jan-95     350,000.00        NYP+.50      80,386.57      21-Feb-96

 Harroz & Shdeed Trusts       47389          30538      08-Dec-93     400,000.00        NYP+.50     338,586.74      18-Dec-03

Stough, Daniel R. M.D., Inc.
----------------------------
 Phyllis J. Stough Revocable
  Trust                       81896          30288      16-Jul-93     300,000.00       NYP+1.50     264,970.10      19-Jul-08

 Phyllis J. Stough Revocable
  Trust                       81896       30298(R)      19-Jul-93     125,000.00       NYP+1.25         300.00      18-Jun-96

Thomas, Noble
-------------
 Thomas, Noble K.
  & Lou Ann                   84096          30355      26-Aug-93     156,800.00       NYP+1.25     144,330.93      26-Aug-08

Webster, Ken
------------
 Webster, Kenneth R.
  & Sara A.                   92709       30441(R)      15-Oct-93     200,000.00        NYP+.50           0.00      02-Oct-95

Weir, Marshall Trust
--------------------
 TMS Realty Corp.            300834          10045      01-Mar-91     212,500.00          10.00     145,200.65      15-May-96

 TMS Realty Corp.            300834          10129      11-Jul-91      90,690.09          NYP+2      86,030.71      11-Jul-06

 TMS Realty Corp.            300834          30077      26-Feb-93     180,000.00       NYP+1.50     146,901.41      26-Jan-03

 TMS Realty Corp.            300834          50457      24-Aug-95     416,612.75       NYP+l.25     416,612.75      24-Aug-05


                                                     RELATED PARTY TRANSACTIONS
                                                     --------------------------


Shareholder Accounts as of 9/25/95

                                                                         Balance
     Mr. or Mrs. Bob B. Hunt                                         $100,000.00
       CD-1 year auto renewal; currently at 5.75% to renew 8/2/96

     Wm. O. Johnstone                                                  $2,190.66
       90 day auto renew/3.00%/next renewal 10/23/95
     Wm. O. Johnstone                                                  $5,000.00
       1 year auto renew/3.00%/next renewal 04/01/96

       Children's Medical Research                                   $1001000.00
        1 year/6.50%/due 2/10/96

       Special CARE, Inc.                                            $1001000,00
        1 year CD @ 6.00%; next maturity 8/1/96


                                  SCHEDULE 4.22

                               SCHEDULED DOCUMENTS


         CONTRACTS AND AGREEMENTS REQUIRING PAYMENTS OF $5,000 OR MORE:

               Item:                                   Amount:
               -----                                   -------

Schedule 4.21
Related-Party Transactions

Non-loan Transactions with Insiders

William Shdeed
Monthly lease payments 122nd & McArthur           3,750.00

All American Bottling Company
Furnishes soft drink vending machines at three of City Bank's locations. City Bank receives no commissions or rent from these sales and therefore no monetary interest in the transactions. City Bank incurs limited liability by virtue of the equipment being on it's premises and due to any property taxes associated with the equipment.

Eureka Water
City Bank purchases water on a monthly basis from Eureka Water. Eureka is owned by Dave Raupe, a shareholder.

William F. Shdeed, Attorney for Shdeed & Hartmann, has been retained as our legal counsel for services on Broadway Business Park II.


Schedule 4.22
Scheduled Documents

Contracts and Agreements Requiring Payments of $5,000 or more:

                                             Expiration
          Item:                                    Date              Amount
---------------------------------------------------------------------------
Building Lease(downtown)                    28-Feb-2003        3,031,613.40   (over life of lease)
                                                               2,272,668.30   Remaining as of 9/11/95

Building Lease (122nd & McArthur)             30-Apr-99          225,000.00   (over life of lease)
                                                                 165,000.00   Remaining as of 9/11/95

Building Lease (Mercy)                        30-Jul-98           11,649.60   (1)(over life of lease assuming prior term
                                                                              lease rate)

Land Lease 63rd & Western                     30-Sep-99           30,000.00   (2)(over life of lease assuming renewal
                                                                              lease rate)

Wright Investments                            30-Jun-96           25,000.00   (over life of lease)
                                                                  20,833.30   Remaining as of 9/11/95

C-Teq lease with Clayton Hayes              31-Jan-2001           12,850.00   (3) Monthly
                                                                 154,200.00   Annual
                                                                 822,400.00   Remaining as of 9/11/95

F1 Serve                                         31-Mar-98            3,950.00   (4) Monthly
                                                                  47,400.00   Annual
                                                                 122,450.00   Remaining as of 9/11/95

Plexar II                                     27-Oct-98            1,797.51   Monthly
                                                                  21,570.12   Annual
                                                                  66,507.87   Remaining as of 9/11/95

Diebold (equipment maintenance)                                   23,013.00   Annually


North American Insurance D&O                                      11,473.55   Annually
North American Insurance Contents                                 34,854.65   Annually
North American Insurance Blanket Bond                             18,687.98   (5) 3yrs

COMP Risk Management Inc.(workers comp)                            9,266.00   Annually

Families First (5yr commitment beginning June 96)                     3,000   Annually
                                                                     15,000   Total



(1) Lease expired as of June 30, 1995. No documentation that renewal 3yr period has been exercised.
(2) Lease expired as of October 31, 1994. There was no indication that the lease had been renewed under the renewal terms of the agreement. From 11/1/94 to current the bank is continuing to pay the old monthly lease amount of $400.
(3)  Includes taxes, insurance and landlord provided leasehold improvements
(4)  Based upon average monthly billing
(5)  Blanket bond was paid for a 3 yr period expiring June 30, 1996

                                 SCHEDULE 4.24
                          EMPLOYEE CONTRACTS, BENEFIT
                            PLANS AND ARRANGEMENTS

Schedule 4.24
Employee, Contracts, Benefit
Plans and Arrangements



Profit Sharing Plan for Employees of City Bankshares, Inc.

Savings and Incentive plan for City Bankshares, Inc.

                                                                       EXHIBIT A


                          CERTIFICATE OF ACQUISITION


     BancFirst, an Oklahoma banking corporation, pursuant to Section 1090.1 of Title 18 of the Oklahoma Statutes,

DOES HEREBY CERTIFY:

     FIRST.    That the name and jurisdiction of incorporation of each
corporation which is a party to that certain Agreement and Plan of Reorganization, dated September __, 1995 (the "Agreement"), is BancFirst, Oklahoma City, Oklahoma, an Oklahoma banking corporation, and City Bankshares, Inc., an Oklahoma corporation;

     SECOND.   That the Agreement has been approved, adopted, certified,
executed, and acknowledged in accordance with the provisions of Section 1090.1 of Title 18 of the Oklahoma Statutes;

     THIRD.    That, pursuant to the Agreement, BancFirst will acquire all of the outstanding shares of stock of City Bankshares, Inc.;

     FOURTH.   That the executed Agreement is on file at the principal place of business of BancFirst at 101 N. Broadway, Oklahoma City, Oklahoma, and of City Bankshares, Inc., at 204 N. Robinson, Oklahoma City, Oklahoma;

     FIFTH.    That a copy of the Agreement will be furnished by BancFirst and
City Bankshares, Inc., on request and without cost, to any of their respective shareholders; and

     SIXTH.    That the Agreement and the reorganization being effected pursuant thereto shall become effective immediately upon the filing of this Certificate in the office of the Secretary of State of the State of Oklahoma.

     IN WITNESS WHEREOF, BancFirst has caused this Certificate to be signed by its President and attested by its Secretary this __ day of ___________, 199__.

                                                  BANCFIRST
ATTEST:

                                             By:
                                                -----------------------------
                                                 David E. Rainbolt, President
----------------------------                       & C.E.O.
Randy Foraker, Secretary

(SEAL)

                                APPROVAL OF THE
                            OKLAHOMA BANKING BOARD

     I hereby certify that the acquisition of City Bankshares, Inc., Oklahoma City, Oklahoma, by BancFirst, Oklahoma City, Oklahoma, has been approved by the Oklahoma Banking Board.

     Witness my hand and official seal this ____ day of __________ 199_, at Oklahoma City, Oklahoma.


                                   ------------------------------------------
                                   Mick Thompson, State Bank Commissioner and
                                   Chairman of the Oklahoma Banking Board

(SEAL)

                                                                       EXHIBIT B

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

     THIS AGREEMENT AND PLAN OF REORGANIZATION AGREEMENT AND MERGER (the "Merger Agreement") is made and entered into as of the ____ day of September, 1995, by and between BancFirst, Oklahoma City, Oklahoma, and City Bankshares, Inc. ("CBI").


                             W I T N E S S E T H:

     WHEREAS, BancFirst is an Oklahoma banking corporation; and

     WHEREAS, CBI is an Oklahoma corporation having an authorized capital stock consisting of 2,000,000 shares of common stock, par value $1.00 per share (the "CBI Common Stock"); and

     WHEREAS, BancFirst and CBI have entered into an Agreement and Plan of Reorganization, dated September __, 1995 (the "Reorganization Agreement"), pursuant to which BancFirst will acquire all of the outstanding shares of CBI Common Stock in a share acquisition pursuant to Section 1090.1 of the Oklahoma General Corporation Act; and

     WHEREAS, the parties desire that, immediately following the acquisition by BancFirst of all of the outstanding shares of the CBI Common Stock pursuant to the Reorganization Agreement, CBI be merged with and into BancFirst under the terms of this Merger Agreement and in accordance with the laws of the State of Oklahoma.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the parties agree as follows:


     1.   THE MERGER AND RELATED MATTERS.

          1.01 THE MERGER. At the Effective Time, as defined in Section 1.02 hereof, CBI shall be merged with and into BancFirst (the "Merger"), and BancFirst shall be (and is hereinafter sometimes referred to as) the "Resulting Bank", which shall have the name "BancFirst".

          1.02 EFFECTIVE TIME. The parties intend that the Merger be accomplished immediately following the acquisition by BancFirst of all of the outstanding shares of the CBI Common Stock pursuant to the Reorganization Agreement, but in any event not until after said acquisition has first occurred. Subject to the terms of and upon satisfaction of all of the conditions specified in this Merger Agreement and the Reorganization Agreement, and subject to satisfaction of all requirements of law, including receipt of approval of the Merger and this Merger Agreement by the Oklahoma State
Banking Board, the prior written consent to the Merger pursuant to Section 18(c) of the Federal Deposit Insurance Corporation Act by the Federal Reserve Board or the Federal Reserve Bank of Kansas City acting under delegated authority, the obtaining of the approval of the respective shareholders of BancFirst and CBI, and the expiration of any statutory waiting periods, the time when the Merger shall become effective (the "Effective Time") shall be the last of the following times: 1) the date of issuance of a Certificate of Merger by the Banking Board; 2) the time of filing by BancFirst of a Certificate of Merger substantially in the form attached hereto as Attachment 1 in the Office of the Secretary of State of the State of Oklahoma; and 3) any stated later Effective Time on the filing date as shall be set out in the Certificate of Merger.

     1.03 EFFECT OF MERGER. At the Effective Time, all rights, franchises and interests of BancFirst and CBI, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Resulting Bank by virtue of the Merger without any deed or other transfer. The Resulting Bank, upon the Merger and without any order or any other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, guardian of estates, assignee, receiver and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by BancFirst and CBI, respectively, immediately prior to the Merger. The Resulting Bank shall be liable for all liabilities of BancFirst and CBI; all debts, liabilities, obligations and contracts of BancFirst and CBI, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of BancFirst or CBI, as the case may be, shall be those of the Resulting Bank and shall not be released or impaired by the Merger; and all rights of creditors and other obligees and all liens on property of either BancFirst or CBI shall be preserved unimpaired.


     1.04 ADDITIONAL ACTIONS. If, at any time after the Effective Time, BancFirst shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable in order to vest, perfect or confirm, of record or otherwise, in BancFirst its right, title or interest in, to or under any of the rights, properties or assets of CBI acquired or to be acquired by BancFirst as a result of, or in connection with, the Merger Agreement, then CBI and its officers and directors shall be deemed to have granted to BancFirst an irrevocable power of attorney to execute and deliver all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in BancFirst and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of BancFirst are fully authorized in the name of CBI or otherwise to take any and all such actions.

          1.05 DISSENTING SHARES. No provision is made for disposing of dissenting shares of either BancFirst or CBI because such provision is unnecessary under the circumstances. (BancFirst Corporation owns and will vote 100% of the shares of BancFirst in favor of the Merger. A shareholder vote of CBI will only be held after all shares of CBI have first been acquired by BancFirst pursuant to the transaction contemplated by the separate Reorganization Agreement. BancFirst will then vote 100% of the CBI shares in favor of the Merger.)


     2.   CONVERSION OF SHARES.

          2.01 CBI CAPITAL STOCK. Each share of CBI Common Stock issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger, and without any further action on the part of the holders thereof, cease to be outstanding, and shall be cancelled without the payment or issuance of any consideration therefor.

          2.02 BANCFIRST CAPITAL STOCK. Each of the 5,638,678 shares of BancFirst common stock issued and outstanding immediately prior to the Effective Time shall continue to be the issued and outstandIng shares of common stock, par value $3.70 per share, of the Resulting Bank.

     3.   CERTIFICATE OF INCORPORATION; BYLAWS.

          3.01 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of BancFirst, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Resulting Bank, unless and until amended as provided by law and such Certificate of Incorporation.

          3.02 BYLAWS. The Bylaws of BancFirst, as in effect immediately prior to the Effective Time, shall continue to be the Bylaws of the Resulting Bank until altered, amended or repealed as provided by law, the Certificate of Incorporation of the Resulting Bank and said Bylaws.

     4.    DIRECTORS AND OFFICERS.

          4.01 DIRECTORS. The name and residence of each director of the Resulting Bank shall be as follows:

Name Of Director                   Residence
---------------                    ---------
H. E. Rainbolt, Chairman           1717 Randel Road
                                   Oklahoma City, Oklahoma 73116

J. R. Hutchens, Jr.                4420 Alturas Circle
                                   Oklahoma City, Oklahoma 73120

John T. Hannah                     P. O. Box 417
                                   Muskogee, Oklahoma  74402

Melvin R. Moran                    2300 Morningside Drive
                                   Seminole, Oklahoma  74868

J. Ralph McCalmont                 11317 Twisted Oak Road
                                   Oklahoma City, Oklahoma  73120

David E. Rainbolt                  6015 Riviera
                                   Oklahoma City, Oklahoma  73112

Robert A. Gregory                  3600 Chestnut Ridge Road
                                   Oklahoma City, Oklahoma  73120

          4.02 OFFICERS. The names, offices and residences of each of the officers of BancFirst, each of whom shall become officers with the same titles in the Resulting Bank at the Effective Time, are as follows:

Name and Office Held               Residence
--------------------               ---------

H. E. Rainbolt                     1717 Randel Road
Chairman of the Board              Oklahoma City, Oklahoma 73116

J. Ralph McCalmont                 11317 Twisted Oak Road
Vice Chairman                      Oklahoma City, Oklahoma 73120

David E. Rainbolt                  6015 Riviera
Chief Executive Officer,           Oklahoma City, Oklahoma 73112
President, and Managing
Officer

Robert A. Gregory                  3600 Chestnut Ridge Road
Chief Credit Officer               Oklahoma City, Oklahoma 73120

George A. Cannon                   4208 Upper Lake Drive
Regional Executive                 Norman, Oklahoma 73072

E. Wayne Cardwell                  3306 Cromwell
Regional Executive                 Muskogee, Oklahoma 74403

Roy C. Ferguson                    69 Cedar Ridge Road
Regional Executive                 Broken Arrow, Oklahoma 74011

Jay Hannah                         4113 Hatterly Lane
Executive Vice President           Norman, Oklahoma 73072

Randy Foraker                      1509 S.W. 38th Street
Senior Vice President              Moore, Oklahoma 73160

Dale Petersen                      1317 Lamplighter Lane
Senior Vice President              Edmond, Oklahoma 73034

Jimmie L. Hardeman                 1213 E. 7th Street
Branch President--Coweta           Sand Springs, Oklahoma  74063

Frank E. Durkee                    1228 N. Walnut
Branch President--Guthrie          Guthrie, Oklahoma 73044

LaVerne A. Dowding                 Rt. 2, Box 196
Branch President--Hugo             Hugo, Oklahoma 74743

J. Lee Jackson                     P. O. Box 547
Branch President--Madill           Madill, Oklahoma 73446

Donald B. Green                    915 Garland Road
Regional Executive and             Marlow, Oklahoma 73055
Branch President--Marlow

Lynn E. Edwards                    2003 S. 14th
Branch President--McAlester        McAlester, Oklahoma 74501

John D. Barton                     3307 Cromwell
Branch President--Muskogee         Muskogee, Oklahoma 74403

James Wade                         2015 Old Farm Road
Branch President--Norman           Norman, Oklahoma  73071

David M. Seat                      1408 Brixton Court
Branch President--                 Edmond, Oklahoma 73034
  Oklahoma City

James B. Hargrove                  Rt. 2, Box 8-6
Branch President--Prague           Prague, Oklahoma 74864

Richard A. Walters                 3221 Linwood Drive
Branch President--Sand Springs     Sand Springs, Oklahoma 74063

Karen James                        Rt. 1, Box 80
Branch President--Seminole         Earlsboro, Oklahoma 74840

Dennis L. Brand                    5 Castle Creek Place
Regional Executive and             Shawnee, Oklahoma 7480111
Branch President--Shawnee

Ken Starks                         4801 Woodland Drive
Branch President--Stillwater       Stillwater, Oklahoma 74074

William D. Sasser                  P. O. Box 440
Branch President--Stroud           Stroud, Oklahoma 74079

Chris S. Bolles                    P. O. BOX 12
Branch President--Sulphur          Stratford, Oklahoma 74872

Mark Gish                          481 Galaxy Road
Branch President--Tahlequah        Sapulpa, Oklahoma 74066

Jerry Purintun                     1817 Linwood
Branch President--Weatherford      Weatherford, Oklahoma  73096

Robert E. List                     4035 E. 103rd St.
Branch President--Tulsa            Tulsa, Oklahoma  74137


          4.03 TENURE OF DIRECTORS AND OFFICERS. The directors and the officers of the Resulting Bank shall hold office until the next annual meetings of shareholders and directors, respectively, subject to the provisions of the laws of the State of Oklahoma and subject to the Certificate of Incorporation and Bylaws of the Resulting Bank.

     5.   OFFICES OF RESULTING BANK.  As contemplated by 6 O. S. Section 1111(B)
(2), this Merger of CBI into BancFirst (considered separately and apart from the proposed subsequent merger of City Bank & Trust, Oklahoma City, Oklahoma, into BancFirst), will not in itself result in any additional branch office of BancFirst. At the Effective Time, the main banking office of BancFirst, located at 101 N. Broadway, Oklahoma City, Oklahoma, will continue to be the main banking office of the Resulting Bank, and the existing branches and detached facilities of BancFirst will continue to be the branches and detached facilities of the Resulting Bank.


     6.   CAPITALIZATION OF RESULTING BANK.

          6.01 CAPITAL STOCK. At the Effective Time, the authorized, issued and outstanding capital stock of the Resulting Bank shall consist of 5,639,000 shares of common stock, par value $3.70 per share.

          6.02 SURPLUS AND UNDIVIDED PROFITS. At the Effective Time, the paid-in surplus of the Resulting Bank shall equal the paid-in surplus of BancFirst and the undivided profits of the Resulting Bank shall equal the undivided profits of BancFirst.


     7.   REPRESENTATIONS AND WARRANTIES OF BANCFIRST.

          7.01 CORPORATE AUTHORIZATION. BancFirst is duly authorized, qualified and licensed under all applicable laws, regulations and orders of public authorities to conduct its banking business as presently conducted and to own and operate the assets purported to be owned by BancFirst.

          7.02 CAPITALIZATION. The authorized capital stock of BancFirst consists of 5,639,000 shares of common stock, par value $3.70 per share, 5,638,678 of which are issued and outstanding. All shares of BancFirst common stock have been duly and validly authorized and issued, are fully paid and, except as provided by 6 Okla. Stat. Section 220, are nonassessable. There are no outstanding options, warrants or rights to subscribe for or purchase from BancFirst any of its capital stock or any securities convertible into or exchangeable for any of BancFirst's capital stock, and no authorization therefor has been given.

          7.03 AUTHORIZATION OF MERGER AGREEMENT. BancFirst has full right and authority to execute and deliver this Merger Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Merger Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of BancFirst and no other corporate act or proceeding on the part of BancFirst is necessary to authorize the execution and delivery of this Merger Agreement or, subject to obtaining the approval of BancFirst's sole shareholder, to authorize the consummation of the transactions contemplated hereby.


     8.   REPRESENTATIONS AND WARRANTIES OF CBI.

          8.01 CORPORATE AUTHORIZATION. CBI is duly authorized, qualified and licensed under all applicable laws, regulations and orders of public authorities to conduct its business as presently conducted and to own and operate the assets purported to be owned by CBI.

          8.02 CAPITALIZATION. The authorized capital stock of CBI consists of 2,000,000 shares of CBI Common Stock. As of the date hereof, 889,650 shares of CBI Common Stock are issued (including 5,000 treasury shares), and 884,650 shares are outstanding. Options permitting the purchase of an additional 177,850 shares of CBI Common Stock are also outstanding. All outstanding shares of the CBI Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable. Except for the options described above, there are no other outstanding options, warrants or rights to subscribe for or purchase from CBI any of its capital stock or any securities convertible into or exchangeable for any of CBI's capital stock, and no authorization therefor has been given.

          8.03 AUTHORIZATION OF MERGER AGREEMENT. CBI has full right and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of the Merger Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of CBI and no other corporate act or proceeding on the part of CBI is necessary either (i) to authorize the execution and delivery Of the Merger Agreement, or (ii) subject to receiving requisite shareholder approval, to authorize the consummation of the transactions contemplated hereby.


     9. CONDITIONS PRECEDENT. The respective obligations of each party to effect the Merger shall be expressly conditioned upon and subject to (i) the prior effectiveness of the acquisition by BancFirst of all of the outstanding shares of the CBI Common Stock as contemplated by the Reorganization Agreement, and (ii) the obtaining of all requisite shareholder and regulatory approvals and the expiration of any statutory waiting periods with respect to the Merger.


     10. TERMINATION. At any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of CBI, this Merger Agreement (i) may be terminated by mutual agreement of CBI and BancFirst and
(ii) shall be terminated forthwith in the event that the Reorganization Agreement shall be terminated as provided therein. In the event of termination this Merger Agreement shall become void and there shall be no liability on the part of BancFirst or CBI, except as otherwise provided in the Reorganization Agreement.


     11. WAIVER AND ABANDONMENT; AMENDMENT. Any of the terms or conditions of this Merger Agreement may be waived at any time, whether before or after action thereon by the shareholders of CBI, by the party which is entitled to the benefits thereof; and this Merger Agreement may be modified or amended at any time, whether before or after action thereon by the shareholders of CBI, by the parties hereto.


     12. NOTICES. Any notice or communication required or permitted to be made hereunder shall be in writing, and shall be deemed to have been made if delivered personally or by telefacsimile, receipt confirmed, or if mailed, by registered or certified mail, return receipt requested, to the parties at the addresses shown below.
The date of personal delivery shall be the date of giving notice, or if mailed in the manner prescribed above, notice shall be deemed to have been given three (3) business days after the mailing.

To CBI:                  City Bankshares, Inc.
                         204 N. Robinson
                         P. O. Box 24500
                         Oklahoma City, Oklahoma 73124-0500
                         Attention: William O. Johnstone
                         Telefacsimile: (405) 232-6082


To BancFirst:            BancFirst
                         101 N. Broadway
                         P. O. Box 26788
                         Oklahoma City, Oklahoma 73126-0788
                         Attention: David E. Rainbolt
                         Telefacsimile: (405) 270-1089


     13. ENTIRE AGREEMENT. This Merger Agreement, the Bank Merger Agreement and the Reorganization Agreement set forth the entire understanding of the parties hereto and supersede all prior agreements and understandings, whether oral or written.


     14. BINDING EFFECT. This Merger Agreement shall be binding upon and inure to the benefit of each of the parties hereto, their respective successors and assigns.


     15. FURTHER ASSURANCES. Each of the parties hereto agrees to execute and deliver such further agreements, assurances, instruments and documents at any time reasonably requested by another party as is necessary or desirable to consummate the transactions contemplated by this Merger Agreement.


     16. CONSTRUCTION. This Merger Agreement shall be construed and interpreted in accordance with the laws of the State of Oklahoma applicable to contracts made and performed entirely therein.


     17. COUNTERPARTS. This Merger Agreement may be executed in any number of counterparts, which, taken together shall constitute one and the same instrument.

     18. SECTION HEADINGS. The section headings contained in this Merger Agreement are for convenience and reference only and shall not in any way affect the meaning or interpretation of this Merger Agreement.


     IN WITNESS WHEREOF, BancFirst and CBI have caused this Merger Agreement to be executed by their duly authorized officers and their corporate seals to be affixed as of the date first above written.


BANCFIRST                                    BANCFIRST
                                             Oklahoma City, Oklahoma

                                             By:
                                                -------------------------------
ATTEST:                                         David E. Rainbolt, President &
                                                  C.E.O.

-------------------------
Randy Foraker, Secretary

(SEAL)


CBI                                          CITY BANKSHARES, INC.

                                             By:
                                                -------------------------------
ATTEST:                                         William O. Johnstone, President
                                                     & Chairman
-------------------------

            , Secretary
------------

(SEAL)

                                 ATTACHMENT 1

                             CERTIFICATE OF MERGER
                                    MERGING
                             CITY BANKSHARES, INC.
                                     INTO
                                   BANCFIRST
                           (OKLAHOMA CITY, OKLAHOMA)
                               UNDER THE NAME OF
                                   BANCFIRST

          BANCFIRST, Oklahoma City, Oklahoma, an Oklahoma banking corporation, pursuant to Section 81 of the Oklahoma General Corporation Act,

DOES HEREBY CERTIFY:

          FIRST. That the name and state of incorporation of each of the constituent corporations are BancFirst, Oklahoma City, Oklahoma, a banking corporation incorporated under the laws of the State of Oklahoma ("BancFirst"), and City Bankshares, Inc., a corporation incorporated under the laws of the State of Oklahoma ("CBI");

          SECOND. That the Agreement and Plan of Reorganization and Merger between BancFirst and CBI has been approved, adopted, certified, executed, and acknowledged by the constituent corporations in accordance with the provisions of Section 81 of the Oklahoma General Corporation Act and Article XI of the Oklahoma Banking Code of 1965, as amended;

          THIRD.  That the surviving corporation of the merger is BancFirst;

          FOURTH. That the Certificate of Incorporation of BancFirst shall remain in effect and become that of the surviving corporation;

          FIFTH. That the executed Agreement and Plan of Reorganization and Merger is on file at the principal place of business of the surviving corporation, which is at 101 North Broadway, Oklahoma City, Oklahoma; and

          SIXTH. That a copy of the Agreement and Plan of Reorganization and Merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of any constituent corporation.

          IN WITNESS WHEREOF, BancFirst has caused this certificate to be signed
by its President and attested by its Secretary this      day of              ,
199 .

                                             BANCFIRST
                                             OKLAHOMA CITY, OKLAHOMA


ATTEST:                                      By:
                                                --------------------------------
                                                David E. Rainbolt, Chief
                                                Executive Officer and
                                                President
------------------------
Randy Foraker, Secretary

(SEAL)



                                APPROVAL OF THE
                            OKLAHOMA BANKING BOARD

     I hereby certify that the merger of City Bankshares, Inc., with and into BancFirst, Oklahoma City, Oklahoma, has been approved by the Oklahoma Banking Board.

     Witness my hand and official seal this       day of             , 199  , at
Oklahoma City, Oklahoma.


                                        ----------------------------------------
                                        State Bank Commissioner and
                                        Chairman of the Oklahoma Banking Board

(SEAL)

                                                                      EXHIBIT C


                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

          THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Merger Agreement") is made and entered into the _______ day of September, 1995, by and between BANCFIRST, 101 N. Broadway, Oklahoma City, Oklahoma ("BancFirst"), and CITY BANK & TRUST, 204 N. Robinson, Oklahoma City, Oklahoma ("City"). (BancFirst and City are sometimes hereinafter together referred to as the "Constituent Banks.")


                             W I T N E S S E T H:

          WHEREAS, BancFirst is a banking corporation duly organized and existing under the laws of the State of Oklahoma, having an authorized capital stock consisting of 5,639,000 shares of common stock, par value $3.70 per share, 5,638,678 shares of which are currently issued and outstanding; and

          WHEREAS, City is a banking corporation duly organized and existing under the laws of the State of Oklahoma, having an authorized capital stock consisting of 1,500,000 shares of common stock, par value $1.00 per share, all of which are currently issued and outstanding (the "Common Stock"); and

          WHEREAS, BancFirst and City's parent corporation, City Bankshares, Inc. ("CBI"), have entered into a separate Agreement and Plan of Reorganization and Merger dated September __, 1995 (the "CBI Merger Agreement"), whereby CBI will be merged with and into BancFirst, and, as a result, BancFirst will own all of the shares of City Common Stock currently owned by CBI; and

          WHEREAS, it is deemed advisable and to the benefit of the Constituent Banks and their respective shareholders that immediately following the merger of CBI with and into BancFirst, City be merged with and into BancFirst, pursuant to the terms of this Merger Agreement and the CBI Merger Agreement, and in accordance with the applicable provisions of the laws of the State of Oklahoma and of the United States.

          NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements herein contained, the parties agree as follows:

          1.   THE MERGER.

               1.01 THE MERGER.  At the Effective Time, as defined in Section
1.02 hereof, City shall be merged with and into BancFirst (the "Merger"), and BancFirst shall be (and is hereinafter sometimes referred to as) the "Resulting Bank", which shall have the name BancFirst.

               1.02 EFFECTIVE TIME. The parties intend that the Merger be accomplished immediately following the merger of CBI with and into BancFirst. Subject to the terms of and upon satisfaction of all the conditions specified in this Merger Agreement and the CBI Merger Agreement, and subject to satisfaction of all requirements of law, including receipt of approval of the Merger and this Merger Agreement by the Oklahoma State Banking Board (the "Banking Board"), the prior written consent to the Merger pursuant to Section 18(c) of the Federal Deposit Insurance Corporation Act by the Federal Reserve Board or the Federal Reserve Bank of Kansas City acting under delegated authority (the "Federal Reserve"), and the expiration of all statutory waiting periods, the time when the Merger shall become effective (the "Effective Time") shall be the last of the following times: 1) the date of issuance of a Certificate of Merger by the Banking Board; 2) the time of filing by BancFirst of a Certificate of Merger substantially in the form attached hereto as Attachment 2 in the Office of the Secretary of State of the State of Oklahoma; and 3) any stated later Effective Time on the filing date as shall be set out in the Certificate of Merger.

               1.03 EFFECT OF MERGER. At the Effective Time, all rights, franchises, and interests of BancFirst and City, respectively, in and to every type of property (real, personal, and mixed) and causes of action shall be transferred to and vested in the Resulting Bank by virtue of the Merger without any deed or other transfer. The Resulting Bank, upon the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, guardian of estates, assignee, receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by BancFirst and City, respectively, immediately prior to the Merger. The Resulting Bank shall be liable for all liabilities of BancFirst and City; all deposits, debts, liabilities, obligations, and contracts of BancFirst and City, respectively, matured or unmatured, whether accrued, absolute, contingent, or otherwise, and whether or not reflected or reserved against on balance sheets, books of account, or records of BancFirst or City, as the case may be, shall be those of the Resulting Bank and shall not be released or impaired by the Merger; and all rights of creditors and other obligees and all liens on property of either BancFirst or City shall be preserved unimpaired.

               1.04 DISSENTING SHARES. No provision is made for disposing of dissenting shares of either BancFirst or CBI under the circumstances.
(BancFirst Corporation owns and will vote 100% of the shares of BancFirst in favor of the Merger. CBI owns and will vote 100% of the shares of City in favor of the Merger.)


          2.   CONVERSION OF SHARES.

               2.01 CITY COMMON STOCK. Each share of City Common Stock issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger, and without any further action on the part of the holder thereof, cease to be outstanding, and shall be cancel led without the payment or issuance of any consideration therefor.

               2.02 BANCFIRST COMMON STOCK. Each of the 5,638,678 shares of BancFirst common stock issued and outstanding immediately prior to the Effective Time shall continue to be the issued and outstanding shares of common stock, par value $3.70 per share, of the Resulting Bank.


          3.   CERTIFICATE OF INCORPORATION; BYLAWS.

               3.01 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of BancFirst in effect immediately prior to the Effective Time shall remain in effect and become that of the Resulting Bank until amended as provided by law.

               3.02 BYLAWS. The Bylaws of BancFirst as in effect immediately prior to the Effective Time shall continue to be the Bylaws of the Resulting Bank until altered, amended, or repealed as provided by law, the Certificate of Incorporation of the Resulting Bank, or said Bylaws.



          4.   DIRECTORS AND OFFICERS.

               4.01 DIRECTORS. The name and residence of each director of the Resulting Bank shall be as follows:

Name of Director                        Residence
----------------                        ---------
H. E. Rainbolt, Chairman                1717 Randel Road
                                        Oklahoma City, Oklahoma 73116

J. R. Hutchens, Jr.                     4420 Alturas Circle
                                        Oklahoma City, Oklahoma  73120

John T. Hannah                          P. O. Box 417
                                        Muskogee, Oklahoma  74402

Melvin R. Moran                         2300 Morningside Drive
                                        Seminole, Oklahoma  74868

J. Ralph McCalmont                      11317 Twisted Oak Road
                                        Oklahoma City, Oklahoma  73120

David E. Rainbolt                       6015 Riviera
                                        Oklahoma City, Oklahoma  73112

Robert A. Gregory                       3600 Chestnut Ridge Road
                                        Oklahoma City, Oklahoma  73120


               4.02 OFFICERS. The names, offices, and residences of the officers of BancFirst, each of whom shall become officers with the same titles in the Resulting Bank at the Effective Time, are as follows:

Name and Office Held                    Residence
--------------------                    ---------

H. E. Rainbolt                          1717 Randel Road
Chairman of the Board                   Oklahoma City, Oklahoma 73116

J. Ralph McCalmont                      11317 Twisted Oak Road
Vice Chairman                           Oklahoma City, Oklahoma 73120

David E. Rainbolt                       6015 Riviera
Chief Executive Officer,                Oklahoma City, Oklahoma 73112
President, and Managing
Officer

Robert A. Gregory                       3600 Chestnut Ridge Road
Chief Credit Officer                    Oklahoma City, Oklahoma 73120

George A. Cannon                        4208 Upper Lake Drive
Regional Executive                      Norman, Oklahoma 73072

E. Wayne Cardwell                       3306 Cromwell
Regional Executive                      Muskogee, Oklahoma 74403

Roy C. Ferguson                         69 Cedar Ridge Road
Regional Executive                      Broken Arrow, Oklahoma 74011

Jay Hannah                              4113 Hatterly Lane
Executive Vice President                Norman, Oklahoma 73072

Randy Foraker                           1509 S.W. 38th Street
Senior Vice President                   Moore, Oklahoma 73160

Dale Petersen                           1317 Lamplighter Lane
Senior Vice President                   Edmond, Oklahoma 73034

Jimmie L. Hardeman                      1213 E. 7th Street
Branch President--Coweta                Sand Springs, Oklahoma  74063

Frank E. Durkee                         1228 N. Walnut
Branch President--Guthrie               Guthrie, Oklahoma 73044

LaVerne A. Dowding                      Rt. 2, Box 196
Branch President--Hugo                  Hugo, Oklahoma 74743

J. Lee Jackson                          P. O. Box 547
Branch President--Madill                Madill, Oklahoma 73446

Donald B. Green                         915 Garland Road
Regional Executive and                  Marlow, Oklahoma 73055
Branch President--Marlow

Lynn E. Edwards                         2003 S. 14th
Branch President--McAlester             McAlester, Oklahoma 74501

John D. Barton                          3307 Cromwell
Branch President--Muskogee              Muskogee, Oklahoma 74403

James Wade                              2015 Old Farm Road
Branch President--Norman                Norman, Oklahoma  73071

David M. Seat                           1408 Brixton Court
Branch President--                      Edmond, Oklahoma 73034
  Oklahoma City

James B. Hargrove                       Rt. 2, Box 8-6
Branch President--Prague                Prague, Oklahoma 74864

Richard A. Walters                      3221 Linwood Drive
Branch President--Sand Springs          Sand Springs, Oklahoma 74063

Karen James                             Rt. 1, Box 80
Branch President--Seminole              Earlsboro, Oklahoma 74840

Dennis L. Brand                         5 Castle Creek Place
Regional Executive and                  Shawnee, Oklahoma 74801
Branch President--Shawnee

Ken Starks                              4801 Woodland Drive
Branch President--Stillwater            Stillwater, Oklahoma 74074

William D. Sasser                       P. O. Box 440
Branch President--Stroud                Stroud, Oklahoma 74079

Chris S. Bolles                         P. O. Box 12
Branch President--Sulphur               Stratford, Oklahoma 74872

Mark Gish                               481 Galaxy Road
Branch President--Tahlequah             Sapulpa, Oklahoma 74066

Jerry Purintun                          1817 Linwood
Branch President--Weatherford           Weatherford, Oklahoma  73096

Robert E. List                          4035 E. 103rd St.
Branch President--Tulsa                 Tulsa, Oklahoma  74137


               4.03 TENURE OF DIRECTORS AND OFFICERS. The directors and the officers of the Resulting Bank shall hold off ice until the next annual meetings of shareholders and directors, respectively, subject to the provisions of the laws of the State of Oklahoma and subject to the Certificate of Incorporation and Bylaws of the Resulting Bank.


          5. OFFICES OF RESULTING BANK. At the Effective Time, the main banking office of the Resulting Bank will be located at 101 N. Broadway, Oklahoma City, Oklahoma.

     Full-service branch offices of the Resulting Bank will be located at each of the following addresses:


          Hwy 51 and Broadway
          Coweta, Oklahoma

          141st South and Elm
          Glenpool, Oklahoma

          202 West Oklahoma
          Guthrie, Oklahoma

          101 E. Jackson
          Hugo, Oklahoma

          200 E. Main
          Jenks, Oklahoma

          206 W. Highway 70
          Kingston, Oklahoma

          230 S. Broadway
          Konawa, Oklahoma

          302 S. First
          Madill, Oklahoma

          128 W. Main
          Marlow, Oklahoma

          501 E. Carl Albert Parkway
          McAlester, Oklahoma

          2400 East Shawnee
          Muskogee, Oklahoma

          333 12th Ave. S. E.
          Norman, Oklahoma

          2122 W. Main
          Norman, Oklahoma

          204 N. Robinson
          Oklahoma City, Oklahoma

          222 N.W. 63rd Street
          Oklahoma City, Oklahoma

          809 Cornell Parkway
          Oklahoma City, Oklahoma

          4500 W. Memorial Road
          Oklahoma City, Oklahoma

          7901 N. MacArthur
          Oklahoma City, Oklahoma

          12219 N. MacArthur
          Oklahoma City, Oklahoma

          4140 W. Memorial Road, Suite 111
          Oklahoma City, Oklahoma

          Main and Broadway
          Prague, Oklahoma

          301 E. 2nd
          Sand Springs, Oklahoma

          102 W. 41st
          Sand Springs, Oklahoma

          Second and Broadway
          Seminole, Oklahoma

          1500 N. Milt Phillips Avenue
          Seminole, Oklahoma

          1939 N. Harrison
          Shawnee, Oklahoma

          24 E. Main
          Shawnee, Oklahoma

          2700 N. Kickapoo
          Shawnee, Oklahoma

          808 S. Main
          Stillwater, Oklahoma

          101 W. Smith Street
          Stratford, Oklahoma

          602 W. Main
          Stroud, Oklahoma

          1020 W. 1st
          Sulphur, Oklahoma

          130 S. Muskogee Avenue
          Tahlequah, Oklahoma

          1213 Gordon Cooper Drive
          Tecumseh, Oklahoma

          800 E. Main Street            [Assuming that a separately
          Tishomingo, Oklahoma          pending application has
                                        been approved and completed
                                        first]

          7625 E. 51st Street
          Tulsa, Oklahoma

          122 N. Broadway
          Weatherford, Oklahoma

          Detached facilities of the Resulting Bank will be located at each of the following addresses:

          224 W. Oklahoma Avenue
          Guthrie, Oklahoma

          110 N. Second Avenue
          Guthrie, Oklahoma

          201 E. Jackson
          Hugo, Oklahoma

          114 S. Third
          Jenks, Oklahoma

          130 N. Broadway
          Marlow, Oklahoma

          438 E. Carl Albert Parkway
          McAlester, Oklahoma

          501 N. Main (Arrowhead Mall)
          Muskogee, Oklahoma

          1305 Triad Village Drive
          Norman, Oklahoma

          302 N. Broadway
          Shawnee, Oklahoma

          505 East Hall of Fame Ave.
          Stillwater, Oklahoma

          117 W. 8th
          Stillwater, Oklahoma

          1020 W. 2nd
          Sulphur, Oklahoma


          6.   CAPITALIZATION OF RESULTING BANK.

               6.01 CAPITAL STOCK. At the Effective Time, the authorized capital stock of the Resulting Bank shall consist of 5,639,000 shares of common stock, par value $3.70 per share, 5,638,678 of which shall be issued and outstanding.

               6.02 SURPLUS AND UNDIVIDED PROFITS. At the Effective Time, the paid-in surplus of the Resulting Bank shall equal the paid-in surplus of BancFirst and the undivided profits of the Resulting Bank shall equal the undivided profits of BancFirst.


          7. ACCOUNTING MATTERS. For accounting purposes the transaction shall be treated as a purchase. The assets and liabilities of City at the Effective Time shall be taken upon the books of the Resulting Bank at their respective fair values.


          8. SUBMISSION TO SHAREHOLDERS AND THE BANKING BOARD. The Merger Agreement shall be submitted to, and is subject to obtaining the approval of, the sole shareholder of BancFirst, the sole shareholder of City, the Federal Reserve, and the Banking Board. Upon approval by the requisite votes of the respective shareholders of BancFirst and City and approval by the Federal Reserve and the Banking Board, this Merger Agreement shall be made effective as soon as practicable thereafter in the manner provided in Section
1.02 hereof.


          9. TERMINATION. This Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after action thereon by the shareholders of BancFirst and City:

               (a)  by the mutual consent in writing of BancFirst and City;

               (b) by either BancFirst or City in the event of the termination of the Reorganization Agreement; or

               (c) by either BancFirst or City in writing if the Effective Time has not occurred by May 31, 1996.

          In the event of the termination and abandonment of this Merger Agreement pursuant to the provisions of this Section 9, the same shall be of no further force or effect.


          10. WAIVER, EXTENSION, AND AMENDMENT. Any of the terms or conditions of this Merger Agreement may be waived at any time, whether before or after action thereon by the shareholders of BancFirst or City, by the party which is entitled to the benefits thereof; and this Merger Agreement may be modified or amended at any time, whether before or after action thereon by the shareholders of BancFirst or City, by the parties hereto. Any waiver, modification, or amendment shall be in writing.


     IN WITNESS WHEREOF, BancFirst and City have caused this Merger Agreement to be executed by their duly authorized officers and their corporate seals to be affixed as of the date first above written.


"BANCFIRST"                             BANCFIRST
                                        Oklahoma City, Oklahoma


                                        By
                                           -------------------------------------
                                           David E. Rainbolt, C.E.O.
                                           and President

ATTEST:


------------------------------
Randy Foraker, Secretary

(SEAL)


"CITY"                                  CITY BANK & TRUST
                                        Oklahoma City, Oklahoma


                                        By
                                           -----------------------------------
                                           William O. Johnstone,
                                            President, C.E.O. & Chairman

ATTEST:


------------------------------
Christopher A. Fiegel, Cashier

(SEAL)

                                 ATTACHMENT 2


                             CERTIFICATE OF MERGER
                                    MERGING
                               CITY BANK & TRUST
                           (OKLAHOMA CITY, OKLAHOMA)
                                     INTO
                                   BANCFIRST
                           (OKLAHOMA CITY, OKLAHOMA)
                               UNDER THE NAME OF
                                   BANCFIRST


          BANCFIRST, Oklahoma City, Oklahoma, an Oklahoma banking corporation, pursuant to Section 81 of the Oklahoma General Corporation Act,

DOES HEREBY CERTIFY:

          FIRST. That the name and state of incorporation of each of the constituent corporations are BancFirst, Oklahoma City, Oklahoma, a banking corporation incorporated under the laws of the State of Oklahoma ("BancFirst"), and City Bank & Trust, Oklahoma City, Oklahoma, a banking corporation incorporated under the laws of the State of Oklahoma ("City");

          SECOND. That the Agreement and Plan of Reorganization and Merger between BancFirst and City has been approved, adopted, certified, executed, and acknowledged by the constituent corporations in accordance with the provisions of Section 81 of the Oklahoma General Corporation Act and Article XI of the Oklahoma Banking Code of 1965, as amended;

          THIRD.  That the surviving corporation of the merger is BancFirst;

          FOURTH. That the Certificate of Incorporation of BancFirst shall remain in effect and become that of the surviving corporation;

          FIFTH. That the executed Agreement and Plan of Reorganization and Merger is on file at the principal place of business of the surviving corporation, which is at 101 North Broadway, Oklahoma City, Oklahoma; and

          SIXTH. That a copy of the Agreement and Plan of Reorganization and Merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of any constituent corporation.

          IN WITNESS WHEREOF, BancFirst has caused this certificate to be signed by its President and attested by its Secretary this ____ day of __________, 199_.

                                        BANCFIRST
                                        OKLAHOMA CITY, OKLAHOMA


ATTEST:                                 By:
                                            -----------------------------------
                                            David E. Rainbolt, Chief
                                            Executive Officer and
                                            President
-------------------------
Randy Foraker, Secretary

(SEAL)



                                APPROVAL OF THE
                            OKLAHOMA BANKING BOARD

     I hereby certify that the merger of City Bank & Trust, Oklahoma City, Oklahoma, with and into BancFirst, Oklahoma City, Oklahoma, has been approved by the Oklahoma Banking Board.

     Witness my hand and official seal this ____ day of __________ 199_, at Oklahoma City, Oklahoma.


                                          ------------------------------------
                                          State Bank Commissioner and Chairman
                                          of the Oklahoma Banking Board


(SEAL)